SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. N/A)

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FIRST SECURITY GROUP, INC.
(Name of Registrant as Specified in Its Charter)

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June 21, 2013

TO THE SHAREHOLDERS OF
FIRST SECURITY GROUP, INC.:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of First Security Group, Inc., which will be held at the Chattanoogan Hotel located at 1201 Broad Street, Chattanooga, Tennessee, on Wednesday, July 24, 2013 at 3:00 p.m. local time. Please read the Notice and Proxy Statement of the Annual Meeting of Shareholders accompanying this letter carefully so that you will know what you are being asked to vote on at the Annual Meeting of Shareholders and what you will need to do if you want to attend the Annual Meeting of Shareholders in person.

Your vote is extremely important. To ensure proper representation of your shares at the Annual Meeting of Shareholders, please vote as soon as possible even if you currently plan to attend the Annual Meeting of Shareholders. This will not prevent you from voting in person but will ensure that your vote will be counted in the event that you are unable to attend. The Notice and Proxy Statement of the Annual Meeting of Shareholders contain instructions on how you can vote your shares by mail, telephone or over the internet.

FSG experienced a year of substantive change since the 2012 Annual Meeting: significant management, Board of Directors and strategic changes resulted in the successful completion of the private placement of our common stock early in the second quarter of 2013. The resulting recapitalization of our Company and its primary subsidiary, FSGBank, created a significant dilutive effect for our legacy shareholders; we are keenly focused on executing the steps required to return the Company to profitability, to create shareholder value for all shareholders, new and legacy alike. We are committed to successfully implementing our strategic plan and are taking actions every day to improve our financial performance.

On behalf of the Board of Directors and all employees of the Company, thank you for your continued support as we make progress towards our goal of becoming a company our shareholders, clients and communities can be proud of. We look forward to meeting with you at our Annual Meeting of Shareholders and providing to you an update on the status of our strategic plan and our plans for the future.

If you have any questions about the Proxy Statement or our Annual Report, please call or write us.

Sincerely,

/s/ D. Michael Kramer

D. Michael Kramer
President and Chief Executive Officer

FIRST SECURITY GROUP, INC.
531 Broad Street
Chattanooga, Tennessee 37402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 24, 2013

Notice is hereby given that the 2013 Annual Meeting of Shareholders of First Security Group, Inc. will be held at the Chattanoogan Hotel located at 1201 Broad Street, Chattanooga, Tennessee, on Wednesday, July 24, 2013, at 3:00 p.m. local time to consider and vote upon the following items of business:

1.	Election of Directors. To elect ten (10) directors to serve until the 2014 Annual Meeting of Shareholders and until their successors have been elected and qualified.

2.
Advisory Vote on Executive Compensation. Non-binding approval of the compensation of First Security’s executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

3.	Advisory Vote on Frequency of the Advisory Vote on Executive Compensation. Non-binding approval of the frequency of future advisory votes on the compensation of First Security’s executive officers.

4.	Amendment to 2012 Long-Term Incentive Plan. Approval of a First Amendment to the 2012 Long-Term Incentive Plan increasing the number of shares reserved from 175,000 to 6,250,000;

5.	Approval of Tax Benefits Preservation Plan. To approve the Tax Benefits Preservation Plan designed to preserve certain tax benefits associated with First Security’s net operating losses;

6.	Approval of Articles of Amendment. To approve an amendment to our Articles of Incorporation designed to preserve certain tax benefits associated with First Security’s net operating losses;

7.	Reverse Stock Split. To approve an amendment to our Articles of Incorporation that would permit our Board of Directors to effect a one-for-ten (1-for-10) reverse stock split of our common stock;

8.	Ratify Auditors. To ratify the appointment of Crowe Horwath LLP as the independent public accounting firm for First Security for the fiscal year ending December 31, 2013; and

9.	Other Business. To transact other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The enclosed Proxy Statement explains these proposals in greater detail. We urge you to review these materials carefully.

Only shareholders of record at the close of business on May 31, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

By Order of the Board of Directors

/s/ D. Michael Kramer
D. Michael Kramer
President and Chief Executive Officer

June 21, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 24, 2013

First Security Group, Inc.'s Proxy Statement and Annual Report are available online at www.rtcoproxy.com/fsgi

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO FIRST SECURITY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS OF
FIRST SECURITY GROUP, INC.
JULY 24, 2013

INTRODUCTION

General

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at the 2013 Annual Meeting of Shareholders of First Security to be held at the Chattanoogan Hotel located at 1201 Broad Street, Chattanooga, Tennessee, on Wednesday, July 24, 2013, at 3:00 p.m. local time, and at any adjournments or postponements thereof. Unless otherwise clearly specified, all references to “First Security,” the “Company,” “we,” “us” and “our” refer to First Security Group, Inc. and our subsidiary, FSGBank, National Association.

The Annual Meeting is being held to consider and vote upon the proposals summarized under “Summary of Proposals” below and described in greater detail in this Proxy Statement. Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement.

Our 2012 Annual Report, including financial statements for the fiscal year ended December 31, 2012, is included with this mailing. These proxy materials are first being mailed to our shareholders on or about June 13, 2013.

Our principal executive offices are located at 531 Broad Street, Chattanooga, Tennessee 37402 and our telephone number is (423) 266-2000.

Summary of Proposals

The proposals to be considered at the Annual Meeting may be summarized as follows:

Proposal One. To consider and vote upon the election of ten (10) directors to serve until the 2014 Annual Meeting of Shareholders and until their successors have been elected and qualified;

Proposal Two. To consider and vote upon a non-binding resolution approving the compensation of First Security’s executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

Proposal Three. To consider and vote upon a non-binding approval of the frequency of future advisory votes on the compensation of First Security’s executives, similar to Proposal Two in this proxy statement;

Proposal Four. To consider and approve the First Amendment to the 2012 Long-Term Incentive Plan increasing the number of shares reserved for issuance under the Plan from 175,000 to 6,250,000;

Proposal Five. To consider and vote upon approving the Tax Benefits Preservation Plan designed to preserve certain tax benefits associated with First Security’s net operating losses;

Proposal Six. To consider and vote upon an amendment to First Security’s Articles of Incorporation designed to preserve certain tax benefits associated with First Security’s net operating losses;

Proposal Seven. To consider and vote upon an amendment to First Security’s Articles of Incorporation that would effect a one-for-ten (1-for-10) reverse stock split of our common stock; and

Proposal Eight. To consider and vote upon the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for First Security for the fiscal year ending December 31, 2013.

Quorum and Voting Requirements

Voting Rights. Holders of record of common stock as of the Record Date, defined below, are entitled to one vote per share on each matter to be considered and voted upon at the Annual Meeting.

Quorum. In order for any proposal to be acted on at the meeting, a quorum must be present with respect to that proposal. A quorum will be present if a majority of the total votes entitled to be cast are present in person or by valid proxy. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes (described below), will be counted as shares present.

Election of Directors. If a quorum exists, the nominees for the ten (10) director positions receiving a plurality of the votes cast by the holders of record will be elected as directors. This means that the ten (10) nominees receiving the greatest number of votes will be elected directors.

Other Proposals. If a quorum exists, proposals Two, (to approve a non-binding resolution approving First Security’s executive compensation), Three (to pass a non-binding approval of the frequency of future advisory votes on First Security’s executive compensation), Four (to approve the First Amendment to the 2012 Long-Term Incentive Plan), Five (to approve the Tax Benefits Preservation Plan), and Eight (to ratify the appointment of First Security’s independent auditors) require that the number of votes cast in favor of each such proposal exceed the number of votes cast against the proposal. If a quorum exists, proposals Six (to approve an amendment to our Articles of Incorporation restricting certain transfers of shares to preserve tax benefits) and Seven (to approve an amendment to our Articles of Incorporation effecting a one-for-ten (1-for-10) reverse stock split) each require a majority of votes entitled to vote on the proposal.

Abstentions. With respect to Proposals One, Two, Three, Four, Five, and Eight, votes cast will include only votes cast with respect to shares present in person or represented by proxy at the meeting and entitled to vote and will exclude abstentions. Therefore, shares not present at the meeting and shares voting “abstain” have no effect on the outcome of such proposals. With respect to Proposals Six and Seven, approving amendments to the Articles of Incorporation, shares entitled to vote but not present at the meeting and shares voting “abstain” will have the effect of voting against the proposal.

Broker Non-Votes. If shareholders do not give their brokers instructions as to how to vote shares held in street name, the brokers have discretionary authority to vote those shares on “routine” matters but not on “non-routine” proposals. Therefore, brokers will need to return a proxy card without voting on these non-routine matters if shareholders do not give voting instructions with respect to these matters. This is referred to as a “broker non-vote.” The proposal with respect to the ratification of the appointment of Crowe Horwath is considered a “routine” matter for which brokers have the discretion to vote uninstructed shares on behalf of clients, and as a result, there will be no broker non-votes. The other proposals are considered “non-routine” matters, and, as a result, there may be broker non-votes with respect to these proposals. With respect to Proposals One, Two, Three, Four, and Five, any broker non-votes will not be included in the total votes cast with respect to such proposals and will not affect the results. With respect to Proposals Six and Seven, any broker non-votes will have the effect of a vote against the proposal.

Record Date, Solicitation and Revocability of Proxies

Our Board of Directors has fixed the close of business on May 31, 2013 as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of shares of common stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 62,428,367 shares of common stock issued and outstanding, and approximately 683 common shareholders of record.

Shares of common stock represented by properly executed Proxies, if such Proxies are received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such Proxies. If no instructions are indicated, such shares of common stock will be voted “FOR” all identified proposals and in the discretion of the proxy holder as to any other matter that may properly come before the Annual Meeting. If necessary, the proxy holder may vote in favor of a proposal to adjourn the Annual Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by: (i) giving written notice of revocation to our Secretary, (ii) properly submitting to us a duly executed Proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices of revocation or other communications with respect to Proxies should be addressed as follows: First Security Group, Inc., Attn: Secretary of the Board, 531 Broad Street, Chattanooga, Tennessee 37402.

The cost of soliciting proxies for the meeting will be paid by First Security. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, First Security will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of common stock; such holders, after inquiry by First Security, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and First Security will reimburse them for the reasonable expense of mailing proxy materials to such persons.

Smaller Reporting Company

The Company has elected to prepare this Proxy Statement as a “smaller reporting company” consistent with the rules of the SEC.

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

The terms of all existing directors expire at the 2013 Annual Meeting of Shareholders. The number of directors on our Board of Directors is currently nine (9); all of these directors will be renominated and one additional nominees will be nominated, subject to regulatory approval.

First Security believes that its Board of Directors as a whole should encompass a range of talent, skill and expertise enabling it to provide sound guidance with respect to First Security’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business. First Security’s nominating committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of First Security’s business. Each director identified below holds or has held senior executive positions in relevant organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, and leadership development. Our nominating committee further believes that each of the directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; and the commitment to devote significant time and energy to service on the Board.

The following nominees have been nominated by First Security’s Board of Directors for election by the holders of common stock to serve a one-year term of office expiring at the 2014 Annual Meeting of Shareholders and until their successors have been elected and qualified. Although all nominees are expected to serve if elected, if any nominee is unable to serve, the persons voting the Proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by our Board of Directors. Proxies cannot be voted by a holder of common stock for a greater number of persons than the number of nominees for election by the holders of common stock specified herein (10 persons). Cumulative voting is not permitted.

The following table shows for each director nominee: (1) his or her name; (2) his or her age at December 31, 2012; (3) how long he or she has been one of our directors; (4) his or her position(s) with us, other than as a director; (5) his or her principal occupation and business experience for the past five years; and (6) a brief discussion of the specific experience, qualifications, attributes or skills that the Board believes qualifies each director nominee for service on First Security’s Board. Except as otherwise indicated, each director nominee has been engaged in his or her present principal occupation for more than five years. Each of the director nominees, except Mr. Decosimo is currently a director of First Security and FSGBank. Mr. Decosimo's appointment is subject to the completion of the regulatory approval process. Upon receipt of all necessary regulatory non-objections, First Security anticipates that Mr. Decosimo will be appointed to serve on the Board of Directors of First Security and FSGBank.

Name (Age)	Director Since	Position with First Security and Business Experience
Joseph D. Decosimo (61)	N/A
Managing Principal of Joseph Decosimo and Company, PLLC, a regional public accounting and business advisory firm since January 2003, based in Chattanooga, TN with eight offices located throughout four states and one international location. Mr. Decosimo is a CPA as well as a Certified Financial Services Auditor. Prior to becoming Managing Partner, Mr. Decosimo managed the audit department for over 10 years. We believe that Mr. Decosimo’s business and leadership background well qualifies him to serve on our Board of Directors.

Henchy R. Enden (40)	2013
Equity Analyst for MFP Investors LLC, an investment management company based in New York, NY, since May 2004. Ms. Enden also served as director on West Coast Bancorp and West Coast Bank, a $2.4 billion community bank in Lake Oswego, Oregon from January 2012 until April 2013 when West Coast was purchased by Columbia Banking System, Inc. We believe Ms. Enden’s experience as an analyst as well as prior service on a bank board well qualify her to serve on our Board of Directors.

Name (Age)	Director Since	Position with First Security and Business Experience
William F. Grant, III (64)	2012
Director of FSGBank since March 2012; Founding Director and Chair of the Audit Committee for Square 1 Bank and Square 1 Financial, Inc. since July 2005. Retired from the Office of the Comptroller of the Currency, a division of the Treasury, in 2000 with 27 years of service in various positions, including National Bank Examiner, Director of Staffing and National Recruitment and Director for Banking Relations. We believe that Mr. Grant’s extensive regulatory and banking experience well qualifies him to serve on our Board of Directors.

William C. Hall (61)	2010
Owner and Manager of Town and Country Restaurant (restaurant / hospitality, Chattanooga, TN) from 1976 to 2005; Managing Partner of T&C Holdings, GP (real estate investment), 2005 to present. We believe Mr. Hall’s experience as a small business owner in Chattanooga, one of our primary market areas, well qualifies him to serve on our Board of Directors.

Adam G. Hurwich (51)	2013
Portfolio Manager for Ulysses Management, LLC since January 2010; Portfolio Manager for Ulysses Funds from May 2009 to January 2010; Managing Member of Calcine Management LLC from January 2005 to March 2009. Mr. Hurwich also serves as a member of the Financial Accounting Standards Advisory Council, an advisory committee for the Financial Accounting Standards Board. We believe Mr. Hurwich's financial background and experience well qualifies him to serve on our Board of Directors.

Carol H. Jackson (73)	2002
Retired as Vice President of Baker Street Rentals (property management, Knoxville, TN) in 2006 after serving in this role since 1991. Ms. Jackson has 17 years of property management experience and has served on various bank boards continuously over the last 21 years. We believe Ms. Jackson’s experience in property management and her long service on the boards of financial institutions well qualifies her to serve on our Board of Directors.

Kelly P. Kirkland (54)	2011
Retired as a partner with Leitner, Williams, Dooley & Napolitan, PLLC, following 27 and a half years of practice in December 2010. Ms. Kirkland maintains membership with the State Bars of Florida, Georgia and Tennessee, and is a member of the Chattanooga Bar Association. We believe that Ms. Kirkland’s varied legal practice, which included the representation of numerous complex public companies, well qualifies her to serve on our Board of Directors.

D. Michael Kramer (54)	2011
Chief Executive Officer and President of First Security since December 2011; Chief Executive Officer of FSGBank since December 2011; Managing Director of Ridley Capital Group from May 2010 to December 2011; Director, Chief Executive Officer and President of Ohio Legacy Corporation from January, 2006 to February, 2010; Chief Operating Officer and Chief Technology Officer, of Integra Bank Corporation from 1999 to 2004. We believe that Mr. Kramer’s more than 20 years of executive leadership in financial organizations, including his service as First Security’s Chief Executive Officer, well qualifies him to serve on our Board of Directors.

Robert R. Lane (64)	2012
Director of FSGBank since February 2012; Faculty Advisor for the Fisher College of Business at the Ohio State University since September 2011; Chief Executive Officer of Lane Leadership Group, LLC since August 2008; President of the Central Ohio District of KeyBank, N.A. from January 2008 to August 2010; Director for Crowe Horwath and Company, LLP from July 1997 to December 2006; Chairman and Chief Executive Officer of First Union National Bank of Tennessee from July 1987 to March 1993. We believe that Mr. Lane’s more than 40 years of banking and financial service consulting experience well qualifies him to serve on our Board of Directors.

Larry D. Mauldin (67)	2012
Retired as Chairman, President and Chief Executive Officer of SunTrust Bank, East Tennessee, in 2007 after serving in this role since 2002; Owner and manager of Mauldin Properties, LLC since 1996; Chairman of the Board of Covenant Health, a Tennessee public benefit nonprofit corporation (hospital health care system), since 2008; and Chairman of the Board, Project GRAD Knoxville, Inc., a Tennessee public benefit nonprofit corporation, since 2004. We believe Mr. Mauldin's 40 years of banking experience, including executive roles, well qualifies him to serve on our Board of Directors.

The appointment of Mr. Decosimo to the Boards of First Security and FSGBank is subject to applicable regulatory non-objections.

On February 25, 2013, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain institutional investors who agreed to purchase approximately $91.1 million of First Security’s common stock (the “Recapitalization”). The Stock Purchase Agreement provides that two of the investors in the Recapitalization, MFP Partners, L.P. and Ulysses Partners, L.P., each have the right to designate one director to serve on the Boards of both First Security and FSGBank, subject to regulatory non-objection. The Company has agreed to nominate the designated directors so long as the respective institutions retain ownership of at least 50% of their acquired shares. MFP Partners, L.P. has designated Ms. Enden and Ulysses Partners, L.P. has designated Mr. Hurwich. On June 7, 2013, Ms. Enden and Mr. Hurwich were appointed to the Board

Vote Required to Approve Proposal

Each outstanding share of common stock is entitled to vote for the ten (10) director positions. The election of such directors requires approval by a plurality of the votes cast by the holders of shares of common stock entitled to vote with respect to that proposal. This means that those ten (10) nominees for directors receiving the greatest number of votes will be elected directors, subject to any necessary regulatory non-objections.

FIRST SECURITY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF ALL TEN (10) NOMINEES LISTED ABOVE.

Director Independence
The Board of Directors has determined that the following current directors and director nominees are independent pursuant to the independence standards of the NASDAQ Stock Market:

•Henchy R. Enden
•William F. Grant, III
•William C. Hall
•Adam G. Hurwich
•Carol H. Jackson
•Kelly P. Kirkland
•Robert R. Lane
•Larry D. Mauldin

The Board considered any transaction, relationship or arrangement between First Security and the directors named above (and his or her family) and concluded each of these directors could exercise independent judgment in carrying out his or her responsibilities. Mr. Decosimo is not considered independent pursuant to the independence standards of the NASDAQ Stock Market. Mr. Decosimo is the managing partner for Joseph Decosimo and Company, PLLC, which served as the Company's independent registered public accounting firm through July 8, 2011. Pursuant to NASDAQ standards, a director is not considered independent if he or she was a partner of the Company's outside auditor at any time during the past three years.

Board Leadership Structure and Role in Risk Oversight

First Security does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of First Security to make that determination from time to time based on the position and direction of First Security and the membership of the Board. On April 16, 2012, First Security appointed Larry D. Mauldin as Director and Chairman of the Board. Based on the current membership and executive banking experience on the Board, the Board believes that this separation of the CEO and Chairman roles is in the best interest of First Security and its shareholders. At this time, the Board believes that separating the roles of Chief Executive Officer and Chairman of the Board will provide the most effective leadership structure for First Security by allowing the Chief Executive Officer to focus on the Company’s strategic direction and day-to-day operations, while the Chairman leads the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board notes that such independent oversight is already an important feature of First Security’s overall corporate governance, as Mr. Kramer is the only management director on First Security’s Board of Directors.

Management is responsible for assessing and managing risk, subject to oversight by the Board. The Board executes its oversight responsibility for risk assessment and risk management directly and through its committees, as described below. The Board outlines our risk principles and management framework and it sets high level strategy and risk tolerances, including the creations of internal controls and safeguards relating to credit, interest rate, operational, transaction, legal, and reputation risks. As a result of the changes in executive management, an executive risk committee consisting of the Chief Executive Officer, Chief Financial Officer, Chief Credit Officer and Chief Administrative Officer has been established to monitor the various risks of First Security and will report directly to the Audit and Enterprise Risk Management Committee.

In addition, the Board of Directors has created several standing and ad hoc committees to provide regular oversight of various aspects of First Security’s risk and the members of our management team responsible for that segment of First Security’s operations. The Board believes that the overlapping oversight responsibilities of the committees provides a more thorough and consistent review of our risk profile. Our Audit and Enterprise Risk Management Committee reviews First Security’s accounting functions, internal audit and loan review functions, as well as providing overall enterprise risk management review. Our Asset/Liability Committee reviews treasury and liquidity management and First Security’s interest rate risk. The Loan Committee reviews First Security’s credit administration function, including our special assets department, while our Trust Committee focuses on our Trust Management department. The Compensation Committee reviews our executive management and their ongoing operation of First Security, as well as the risks associated with our compensation policies and programs. Our Corporate Governance and Nominating Committee reviews First Security’s corporate governance and board composition. Finally, the Compliance Committee provides direct oversight of First Security’s regulatory compliance and has been tasked with overseeing management’s implementation of changes designed to improve the condition and profitability of First Security.

Board Meetings and Committees

Our Board of Directors held 12 regularly scheduled meetings during 2012 as well as numerous teleconference meetings associated with the recapitalization. All incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and the Board committees on which they served. Although we do not have a formal policy regarding our board members’ attendance at the Annual Meeting of Shareholders, board members are encouraged to attend shareholder meetings. All of our directors, in office at the time, attended the 2012 Annual Meeting of Shareholders.

Effective April 25, 2012, the Board of Directors restructured its committees into seven committees: the Compliance Committee, the Asset/Liability Committee, the Trust Committee, the Loan Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit and Enterprise Risk Management Committee. Each committee also serves the same functions for FSGBank. Committee assignments for Ms. Enden and Mr. Hurwich have not been determined. The current committees and memberships are as follows:

	Kramer	Mauldin	Hall	Grant	Jackson	Kirkland	Lane
Compliance	X	Chair	X	X	X	X	X
Asset/Liability	X	X			X		Chair
Trust	X		X		Chair	X
Loan	X	Chair	X				X
Compensation		X	X	X	Chair	X
Corporate Governance and Nominating		Chair	X	X	X
Audit and Enterprise Risk Management		X		Chair		X	X

At this time, First Security has not determined the committees to which Ms. Enden, Mr. Hurwich and Mr. Decosimo will be appointed.

Audit Committee. Through April 25, 2012, our audit committee matters were handled by the Audit/Corporate Governance Committee, which was comprised of Ralph L. Kendall (Chair), William C. Hall, and Carol H. Jackson, each of whom are independent directors under the independence standards of the NASDAQ Stock Market. Effective April 25, 2012, First Security’s audit committee matters are handled by the Audit and Enterprise Risk Committee, which is currently comprised of William F. Grant, III (Chair), Kelly P. Kirkland, Larry D. Mauldin and Robert R. Lane, and which Ralph L. Kendall served on until his resignation. The Board of Directors has determined that Mr. Grant meets the criteria specified under applicable SEC regulations for an “audit committee financial expert.” In addition, the Board believes that all of the Audit and Enterprise Risk Management Committee members have the financial knowledge, business experience and independent judgment necessary for service on the Audit and Enterprise Risk Management Committee. The Audit and Enterprise Risk Management Committee held five meetings during 2012.

The Audit and Enterprise Risk Management Committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, overseeing the audit of our fiduciary activities and determining that all audits and examinations required by law are performed. Our Board of Directors has adopted a written charter for the Audit and Enterprise Risk Management Committee, a copy of which is available on our website, www.FSGBank.com. Our Board of Directors annually reviews and approves changes to the Audit and Enterprise Risk Management Committee charter. Under the charter, the committee has the authority and is empowered to:

•	appoint, approve compensation and oversee the work of the independent auditor;

•	resolve disagreements between management and the auditors regarding financial reporting;

•	pre-approve all auditing and appropriate non-auditing services performed by the independent auditor;

•	retain independent counsel and accountants to assist the committee;

•	seek information it requires from employees or external parties; and

•	meet with our officers, independent auditors or outside counsel as necessary.

The Audit and Enterprise Risk Management Committee Report is found in the “Audit Committee Matters” section beginning on page 42 of this Proxy Statement.

Nominating Committee. Through April 25, 2012, First Security’s nominating committee matters were handled by the Compensation and Nominating Committee, which was comprised of Carol H. Jackson (Chair), William C. Hall and Kelly P. Kirkland, each of whom is an independent director under the standards of the NASDAQ Stock Market. Effective April 25, 2012, nominating committee matters are handled by the Corporate Governance and Nominating Committee, which is currently comprised of Larry D. Mauldin (Chair), William F. Grant, III, and Carol H. Jackson. The Corporate Governance and Nominating Committee held three meetings during 2012. The Corporate Governance and Nominating Committee is responsible for the identification of individuals qualified to become members of the Board, and for either the selection of, or recommendation to our Board of Directors for, the director nominees for the next annual shareholders meeting. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, a copy of which is available on our website, www.FSGBank.com.

The Corporate Governance and Nominating Committee has not adopted a formal policy or process for identifying or evaluating director nominees, but it informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers and shareholders of First Security, and professionals in the financial services industry and in other economic sectors when considering prospective directors. Once the committee has generated potential nominees, it then considers the potential nominee’s business experience; knowledge of First Security and the financial services industry; experience in serving as a director of First Security or another financial institution or public company generally; wisdom, integrity and analytical ability; familiarity with and participation in the communities served by First Security; commitment to and availability for service as a director.

Although the Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director nominees, the committee does consider all aspects of diversity in identifying well-qualified director nominees. The Corporate Governance and Nominating Committee strives to nominate individuals with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills, and expertise to oversee First Security’s business. In particular, the Corporate Governance and Nominating Committee attempts to identify well-qualified directors who are representative of First Security’s market area and customers.

In accordance with our bylaws and subject to applicable laws and regulations promulgated by the SEC, a shareholder may nominate persons for election as directors. If the officer presiding at the Annual Meeting determines that a nomination was not made in accordance with the bylaws, the nomination may be disregarded. The bylaws require written notice to the Corporate Secretary of First Security of the nomination be received at our principal executive offices at least

60 days prior to the date of the Annual Meeting, assuming the meeting will be held the same date as the prior year’s Annual Meeting, or at least 60 days prior to the date of the Annual Meeting for that year provided that we have publicly announced the Annual Meeting date at least 75 days in advance. The notice must set forth:

(1)	the name, age, business address and residence address of all individuals nominated;

(2)	the principal occupation or employment of all individuals nominated;

(3)	the class and number of shares of First Security that are beneficially owned by all individuals nominated;

(4)
any other information relating to all individuals nominated that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the SEC’s rules and regulations thereunder and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of First Security are traded;

(5)	the name and record address of the nominating shareholder; and

(6)	the class and number of shares of First Security which are beneficially owned by the nominating shareholder.
No member of the nominating committee is now or was during the last fiscal year an officer or employee of First Security or FSGBank. During 2012, none of our executive officers served as a director or member of the compensation committee (or group performing equivalent functions) of any other entity for which any of our nominating committee members served as an executive officer.

Director Compensation

2012 Director Compensation Table

The following table shows the total fees paid to or earned by each of our non-employee directors for their service on the Board of Directors during 2012. Mr. Decosimo, Ms. Enden and Mr. Hurwich did not serve as directors or receive any compensation from First Security during 2012.

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	All Other Compensation		Total
(a)	($) (b)	($) (c)		($) (d)		($) (e)	($) (g)		($) (h)
William F. Grant, III	$37,000	—		9,350	(1)	—	—		$46,350
William C. Hall	$55,000	—		9,350	(1)	—	—		$64,350
Carol H. Jackson	$64,000	—		9,350	(1)	—	—		$73,350
Robert P. Keller	$39,875	—		9,350	(1)	—	140,000	(2)	$189,225
Ralph L. Kendall	$42,500	—		9,350	(1)	—	—		$51,850
Kelly P. Kirkland	$44,000	—		9,350	(1)	—	—		$53,350
Robert R. Lane	$44,875	—		9,350	(1)	—	—		$54,225
Larry Mauldin	$43,000	25,000	(3)	9,350	(1)	—	—		$77,350
__________

(1)
Represents the grant date fair value of the restricted stock award computed in accordance with FASB ASC Topic 718, using the methods and assumptions described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. The Committee granted each non-employee Director a stock option award for 5,000 shares at a fair value of $1.87 per share. The following assumptions were used in the Black-Scholes methodology for the 2012 awards: expected volatility 67.81%%, risk-free rate 1.09%, expected life of 6.5 years and expected dividend yield of 0.00%.

(2)	Represents consulting fees paid to Triumph, for whom Mr. Keller is a Managing Director. See "Related Party Transactions - Engagement of Triumph" on page 48 for more information.

(3)
Represents the grant date fair value of the restricted stock award computed in accordance with FASB ASC Topic 718, using the methods and assumptions described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. The Committee granted Mr. Mauldin a restricted stock award for 10,000 shares at a fair value of $2.50 per share.

Cash Compensation

Each non-employee Director is entitled to a $19,500 annual retainer fee. The Chairman of the Board receives an additional $10,000 annual retainer, unless the Chairman is an inside director. The Audit and Enterprise Risk Management, Compliance, and Compensation Committees meet as needed and the Chair of each shall receive an additional annual retainer of $5,000, unless the Chair is an inside director. The Asset/Liability, Loan, Corporate Governance and Nominating, and Trust Committees will meet as needed and the Chair of each shall receive an additional annual retainer of $3,000, unless the Chair is an inside director. Each non-employee Director earns $1,000 for all scheduled Board meetings and a $500 fee for scheduled committee meetings. The total fees are determined for each non-employee Director and equal payments are made monthly. The total fees and monthly payment are pro-rated for Directors who are elected to the Board of Directors following the Annual Meeting of Shareholders.

Equity Compensation

Non-employee Directors are eligible for an annual grant of 5,000 stock options (or a pro-rated portion for directors that commence service during the year). For 2012, the Directors were granted a stock option award for 5,000 shares at a fair value of $1.87 per share and were issued from the 2012 Long Term Incentive Plan.

Compensation-Related Governance and Role of the Compensation Committee

Committee Charter and Members. Through April 25, 2012, First Security’s compensation committee matters were handled by the Compensation and Nominating Committee, which was comprised of Carol H. Jackson (Chair), William C. Hall and Kelly P. Kirkland, each of whom is an independent director under the standards of the NASDAQ Stock Market. Effective April 25, 2012, compensation committee matters are handled by the Compensation Committee, which is comprised of Carol H. Jackson (Chair), William F. Grant, III, William C. Hall, Kelly P. Kirkland and Larry D. Mauldin. The Compensation Committee’s primary responsibilities are to: (1) determine the compensation payable to executive officers; (2) evaluate the performance of the Chief Executive Officer and the relationship between performance and First Security’s compensation policies for the Chief Executive Officer and other executive officers; (3) issue reports in accordance with SEC rules regarding compensation policies; and (4) approve and administer stock-based, profit-sharing and incentive compensation plans. The Charter of the Compensation Committee is available on our website, www.FSGBank.com, and in print upon request (submit request for copies of the Charter to First Security Group, Inc., Attn: Investor Relations, 531 Broad Street, Chattanooga, TN 37402).

As of December 31, 2012, the members of First Security’s Compensation Committee were Carol H. Jackson (Chair), William C. Hall and Kelly P. Kirkland, each of whom were “independent” within the meaning of the listing standards of the NASDAQ, a “nonemployee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)").

Compensation Committee Activity. The Committee held three meetings during 2012. Activities included benchmarking each element of compensation for the Named Executive Officers, developing and enhancing incentive plans, analyzing the executive compensation limitations applicable to the Company as a result of the Company’s participation in the Capital Purchase Program of the Troubled Asset Relief Program (the “TARP CPP”), and determining recommended incentive awards and salary increases based on performance.

Interaction with Consultants. Historically, the Committee has retained the services of nationally recognized consulting firms to assist First Security in benchmarking compensation for the Named Executive Officers. The most recent compensation study focusing on executive officers was conducted by Amalfi Consulting LLC (now McLagan) in December 2008, who reported directly to the Committee. In light of economic circumstances and the restrictions on executive compensation related to First Security’s participation in the TARP CPP, the Committee decided not to hire a consultant during 2011 or 2012 to review overall compensation levels. However, in 2011 and 2012, the Committee directly engaged McLagan to assist in the development of a compensation package for certain Named Executive Officers as well as certain incentive compensation programs.

Role of Executives in Compensation Committee Deliberations. The Committee frequently requests the Chief Executive and Financial Officers to be present at Committee meetings to discuss executive compensation and evaluate company and individual performance. Occasionally, other executives may attend a Committee meeting to provide pertinent financial or legal information. Executives in attendance may provide their insights and suggestions, but only the independent Committee members may vote on decisions regarding changes in executive compensation.

    The Chief Executive Officer does not provide the recommendations for changes in his own compensation. The Committee discusses the Chief Executive Officer’s compensation with him, but final deliberations and all votes regarding his compensation are made without the Chief Executive Officer present.

EXECUTIVE OFFICERS

Executive officers are appointed annually at the meetings of the respective Boards of Directors of First Security and FSGBank following the Annual Meetings of Shareholders, to serve until the next Annual Meeting and until their successors or additional executive officers are chosen and qualified. The following table shows for each executive officer: (1) his or her name; (2) his or her age at December 31, 2012; (3) how long he or she has been an officer of First Security; (4) his or her position with First Security; and (5) his or her principal occupation and business experience for the past five years.

Name (Age)	Officer Since	Position with First Security and Business Experience
Denise M. Cobb (38)	2010
Executive Vice President and Chief Technology and Operations Officer since May 2013; Executive Vice President and Chief Administrative Officer of First Security and FSGBank from February 2012 to May 2013; Executive Vice President and Chief Risk Officer of First Security and FSGBank from May 2010 to February 2012; Senior Vice President and Chief Risk Officer of First Security and FSGBank from May 2009 to May 2010; Vice President, Director of Internal Audit for First Security and FSGBank from October 2007 to May 2009; Vice President, Project Manager of First Security and FSGBank from August 2006 to October 2007; and Vice President, Corporate Controller and Principal Accounting Officer of First Security and FSGBank from February 2005 to August 2006.

John R. Haddock (34)	2011
Executive Vice President, Chief Financial Officer, and Secretary of the Board of First Security and FSGBank since February 2011; Corporate Controller of First Security and FSGBank from 2006 to February 2011.

D. Michael Kramer (54)	2011
Chief Executive Officer and President of First Security since December 2011; Chief Executive Officer of FSGBank since December 2011; Managing Director of Ridley Capital Group from May 2010 to December 2011; Director, Chief Executive Officer and President of Ohio Legacy Corporation from January, 2006 to February, 2010; Chief Operating Officer and Chief Technology Officer, of Integra Bank Corporation from 1999 to 2004.

Christopher G. Tietz (50)	2012
Executive Vice President and Chief Credit Officer of FSGBank since February 2012. Executive Vice President and Chief Credit Officer of First Place Bank from May 2011 to February 2012. Chief Credit Officer of Monroe Bank from 2005 to April 2011.

In May 2013, Ms. Denise M. Cobb's title was changed from Chief Administrative Officer to Chief Technology and Operations Officer. The change in title more accurately describes the role and responsibilities of Ms. Cobb.

Mr. Joseph E. Dell resigned as Executive Vice President and Chief Lending Officer on January 28, 2013. As Mr. Dell served as one of First Security’s executive officer as of December 31, 2012, he is included in First Security’s summary compensation tables below, and is deemed a “Named Executive Officer” for 2012.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning the annual and long-term compensation paid or accrued by First Security and its subsidiaries to or on behalf of First Security’s executive officers at the end of 2012, collectively, the “Named Executive Officers” for 2012.

Name and Principal Position		Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)		Total
(a)		(b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (i)		($) (h)
D. Michael Kramer		2012	311,458	—	—	—	—	40,782		352,240
President and CEO		2011	28,126	—	62,300	—	—	29,625	(7)	120,051

John R. Haddock		2012	185,448	—	36,000	—	—	6,153		227,601
Secretary, CFO and EVP		2011	176,967	—	—	—	—	7,514		184,481

Denise M. Cobb		2012	167,047	—	36,000	—	—	9,780		212,827
Chief Technology and Operations Officer and EVP		2011	167,500	—	—	—	—	9,462		176,962

Christopher G. Tietz		2012	206,529	—	101,100	—	—	9,763		317,392
Chief Credit Officer and EVP

Joseph E. Dell, Jr	(8)	2012	206,042	—	—	—	—	20,359		226,401
Chief Lending Officer and EVP

(1)	Represents base salary.
(2)	Represents discretionary bonus awards. First Security did not pay its Named Executive Officers any bonuses in 2012.
(3)
Represents the grant date fair value of the restricted stock awards computed in accordance with FASB ASC Topic 718, using the methods and assumptions described in the Notes to our Consolidated Financial Statements included in this Annual Report on Form 10-K for the year ended December 31, 2012. The grant to Mr. Kramer was made as an inducement in connection with his employment offer. Mr. Kramer was granted 35,000 shares during 2011 at fair value of $1.78 per share. Mr. Haddock and Ms. Cobb were granted 10,000 shares, respectively, during 2012, at fair value of $3.60 per share. The grants were made under the 1999 and 2002 Long Term Incentive Plans. The grant to Mr. Tietz was made as an inducement in connection with his employment offer. Mr. Tietz was granted 30,000 shares during 2012 at a fair value of $3.37 per share. All remaining grants are subject to three-year service vesting and TARP CPP transfer restrictions. Based on the terms of the TARP Exchange, the NEOs forfeited 75% of the restricted stock awards during April 2013.

(4)
Represents the grant date fair value of the stock options computed in accordance with FASB ASC Topic 718, using the methods and assumptions described in Notes to our Consolidated Financial Statements included in this Annual Report on Form 10-K for the year ended December 31, 2012. First Security did not issue any stock options to its Named Executive Officers in 2012.

(5)	Represents Non-Equity Incentive Plan Awards as defined by the SEC. First Security did not issue any Non-Equity Incentive Plan Awards to its Named Executive Officers in 2012.
(6)
Represents all other forms of compensation, including the First Security's 401(k) match and perquisites provided to the Named Executive Officers (consisting of automobile allowance or business and personal use of a company car for transportation for the executive, his customers, employees and directors; social and civic club dues for networking and entertaining; and business and personal use of a cell phone for accessibility to the executive). First Security provided 401(k) matches in 2012 as follows: Kramer-$2,370, Haddock-$1,855, Cobb-$1,730, Tietz-$0 and Dell-$1,932. First Security does not provide the Named Executive Officers with nonqualified deferred compensation opportunities.

(7)	Includes $29,625 paid to Mr. Kramer as an independent contractor for consulting services prior to Mr. Kramer's appointment as Chief Executive Officer in December 2011.
(8)	Mr. Dell resigned on January 28, 2013.

Base Salaries for Executive Officers. The above table includes partial year base salaries for certain executives. First Security appointed Christopher G. Tietz as EVP and Chief Credit Officer on February 9, 2012. The annual base salaries for the current executive officers are: Kramer - $325,000; Tietz - $235,000; Haddock - $194,750; and Cobb - $176,713.

Employment Agreement with Mr. Kramer. On December 28, 2011, First Security entered into an at-will employment agreement with D. Michael Kramer regarding Mr. Kramer’s appointment as Chief Executive Officer of First Security. Pursuant to the agreement, Mr. Kramer receives an annual base salary of $325,000 and is eligible to participate in First Security’s incentive and equity compensation programs, subject to any regulatory restrictions on such participation. As an inducement for Mr. Kramer to join First Security, the Compensation Committee of the Board of Directors awarded Mr. Kramer a restricted stock grant of 35,000 shares of First Security’s common stock on December 28, 2011. Under the terms of the agreement, Mr. Kramer is also entitled to receive standard automobile and relocation allowances, and is eligible to participate in certain other benefits programs open to other similarly situated employees of First Security. In the event of Mr. Kramer’s resignation or upon an involuntary termination of his employment with First Security for cause (as defined in the employment agreement), Mr. Kramer will be subject to certain non-compete provisions within FSGBank’s current market area for a period of 12 months following such termination, and he will also be subject to non-solicitation and non-disparagement provisions for two years following his departure from First Security for any reason.

Long-Term Incentives. First Security uses long-term incentives to encourage its Named Executive Officers to focus on critical long-range objectives, to foster retention and to align the Named Executive Officers’ interests with the long-term interests of our other shareholders. First Security’s 2012 Long-Term Incentive Plan authorizes the granting of stock options (incentive stock options or non-qualified stock options), stock appreciation rights, cash performance awards, and restricted stock and other stock-based awards. First Security’s 2002 Long-Term Incentive Plan authorizes the granting of stock options (incentive stock options or non-qualified stock options), stock appreciation rights, and restricted stock.

Under the TARP CPP executive compensation limits, First Security was prohibited from paying or accruing any long-term incentive compensation, except for certain restricted stock awards, to the five most highly compensated employees, for so long as the Treasury held an investment in First Security. First Security was permitted to provide incentive compensation in the form of restricted stock awards, so long as the value of the stock did not exceed one-third of the Named Executive Officer’s total amount of annual compensation, the stock did not fully vest until Treasury no longer held an investment in First Security, and any other conditions which Treasury specified. In connection with the Recapitalization, recipients of restricted stock awards were required to forfeit 75% of outstanding awards.

In 2012, the Committee approved restricted stock awards to Mr. Haddock and Ms. Cobb in connection with individual performance and progress towards key strategic initiatives. The Committee also approved a restricted stock award in connection with the hiring of Mr. Tietz. For 2013, the Committee intends to continue to look at a broad range of factors, including progress toward key strategic initiatives, in determining whether to grant additional long-term incentives.

401(k) and Employee Stock Ownership Plan. First Security sponsors the First Security Group 401(k) and Employee Stock Ownership Plan (the “401(k) and ESOP Plan”) pursuant to which First Security makes matching contributions. The purpose of the plan is to provide participating employees with an opportunity to obtain beneficial interests in the stock of First Security and to accumulate capital for their future economic security. The 401(k) and ESOP Plan owned shares of common stock and allocated the shares for the company-matching element of the 401(k) through September 30, 2012. The company-matching element of the 401(k) for the quarter ended December 31, 2012 consisted of all remaining shares of First Security stock and cash.

First Security makes matching contributions of at least 100% of each participant’s 401(k) contributions up to one percent (1%). The 401(k) and ESOP Plan provides for 100% vesting of all accounts.

Certain Limitations on Senior Executive Compensation. In June of 2010, federal banking regulators issued guidance designed to help ensure that incentive compensation policies at banking organizations do not encourage excessive risk-taking or undermine the safety and soundness of the organization. In connection with this guidance, the regulatory agencies announced that they will review incentive compensation arrangements as part of the regular, risk-focused supervisory process.

Regulatory authorities may also take enforcement action against a banking organization if its incentive compensation arrangement or related risk management, control, or governance processes pose a risk to the safety and soundness of the organization and the organization is not taking prompt and effective measures to correct the deficiencies. To ensure that incentive compensation arrangements do not undermine safety and soundness at insured depository institutions, the incentive compensation guidance sets forth the following key principles:

•
incentive compensation arrangements should provide employees incentives that appropriately balance risk and financial results in a manner that does not encourage employees to expose the organization to imprudent risk;

•	incentive compensation arrangements should be compatible with effective controls and risk management; and

•	incentive compensation arrangements should be supported by strong corporate governance, including active and effective oversight by the Board of Directors.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table sets forth information concerning outstanding awards previously granted to the Named Executive Officers that were held by the Named Executive Officers at December 31, 2012.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) (#) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Kramer	—	—	—	—	—	35,000	(2)	78,050	—	—
Haddock	—	—	—	—	—	10,000	(3)	22,300	—	—
	200	—	—	95.00	12/21/2015	—		—	—	—
	500	—	—	113.50	12/27/2016	—		—	—	—
	105	—	—	90.80	2/27/2018	—		—	—	—
Cobb	—	—	—	—	—	10,000	(3)	22,300	—	—
	550	—	—	100.00	8/29/2015	—		—	—	—
Tietz	—	—	—	—	—	30,000	(4)	66,900	—	—
Dell	—	—	—	—	—	6,700	(5)	14,941	—	—

(1)	Based on the closing price of First Security's common stock (NASDAQ: FSGI) on December 31, 2012 ($2.23 per share).
(2)	Vesting schedule for stock: 11,550 shares on 12/28/2013 and 23,100 shares on 12/28/2014.
(3)	Vesting schedule for stock: 3,300 shares on 1/25/2014 and 6,700 shares on 1/25/2015.
(4)	Vesting schedule for stock: 9,900 shares on 2/8/2014 and 20,100 shares on 2/2/2015.
(5)	On January 28, 2013, Mr. Dell resigned and forfeited his award.

2012 Options Exercise and Stock Vested

No options were exercised by the Named Executive Officers during 2012.

PROPOSAL TWO:
NON-BINDING RESOLUTION APPROVING COMPENSATION
OF FIRST SECURITY’S EXECUTIVE OFFICERS

General

Pursuant to Item 402 of Regulation S-K, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and its related implementing regulations, the Company is providing its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as it is described in this proxy statement.

This vote by shareholders (i) is not binding on the Board of Directors of First Security, (ii) is not to be construed as overruling any decision by our Board of Directors; and (iii) does not create or imply any additional duties by our Board of Directors.

Executive Compensation

First Security believes that its compensation policies and procedures, which are reviewed and recommended by the Compensation Committee and approved by the Board of Directors, encourage a culture of pay for performance and are structured to align the interests of our executive officers with the long-term interests of shareholders. First Security’s compensation framework encourages the achievement of strategic objectives and creation of shareholder value, recognizes and rewards individual initiative and achievements, maintains an appropriate balance between base salary and annual and long-term incentive opportunity, and allows First Security to compete for, retain, and motivate talented executives that are important to our success.

The Board uses various methods and analyses in setting the compensation for the Named Executive Officers. In making compensation decisions for First Security’s Named Executive Officers for 2012, the Compensation Committee and the Board of Directors considered, among other factors, factors such as First Security’s financial performance, non-financial measures and other factors reflective of the management of its business; the continuing challenging market conditions affecting community banks, and the economy generally; and the individual performance of such Named Executive Officers. Consistent with the objective of aligning the compensation of First Security’s executive officers with the annual and long-term performance of First Security and the interests of First Security’s shareholders, such factors were reflected in the compensation of First Security’s Named Executive Officers for 2012.

The Board of Directors and management believe that the compensation paid to the Named Executive Officers as disclosed in this proxy statement is reasonable and competitive.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement starting on page 13 for a detailed discussion of First Security’s executive compensation program.

The Board of Directors is providing First Security’s shareholders with the right to cast an advisory vote on the compensation of First Security’s executives at the 2013 Annual Meeting of Shareholders. This proposal, commonly known as a “Say on Pay” proposal, gives First Security’s shareholders the opportunity to endorse or not endorse First Security’s executive pay program and policies through the following resolution:

“Resolved, the shareholders of First Security approve the compensation of First Security’s executives, as disclosed pursuant to the compensation disclosure rules of the SEC.”

Vote Required to Approve Proposal

The adoption of the non-binding resolution approving the compensation of First Security’s executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Annual Meeting. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the

Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ADOPTION OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF FIRST SECURITY’S EXECUTIVE OFFICERS.

PROPOSAL THREE:
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF FIRST SECURITY’S EXECUTIVE OFFICERS

Shareholders are being asked whether an advisory vote on executive compensation, as described in Proposal Three, should be held every one, two or three years. Under the Dodd-Frank Act and its implementing regulations, shareholders must vote on the executive compensation paid to executive officers at least every three years, and that a vote on the frequency of such vote must occur every six years.

The Board of Directors has determined that a say-on-pay vote that occurs every year is the most appropriate alternative for the Company. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. The Board believes that an annual advisory vote on executive compensation is consistent with the Company’s practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including our practice of having all directors elected annually) and with respect to our executive compensation philosophy, policies and practices. A say-on-pay vote occurring every year will also permit shareholders to observe and evaluate the effect of any changes to the Company’s executive compensation policies and practices that have occurred since the last advisory vote on executive compensation.

Your vote on Proposal Three is advisory, which means that it is not binding on the Company or the Board of Directors. The Company recognizes that our shareholders may have different views as to their preferences on the frequency of the say-on-pay vote. The Board of Directors will carefully review the outcome of the frequency vote; however, when considering the frequency of future say-on-pay votes, the Board of Directors may decide that it is in the Company’s and the shareholders’ long-term best interest to hold a say-on-pay vote more or less frequently than the frequency receiving the most votes cast by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
THE OPTION OF “EVERY YEAR” AS THE PREFERRED FREQUENCY FOR SAY-ON-PAY VOTES.

PROPOSAL FOUR:
RESOLUTION INCREASING THE NUMBER OF SHARES AVAILABLE
UNDER THE 2012 LONG TERM INCENTIVE PLAN

The Board of Directors recently approved the First Amendment to the First Security Group, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”) to increase the shares of Company common stock reserved for issuance by 6,075,000 shares. As a result of this change, the number of shares of Company common stock reserved for awards under the 2012 LTIP increased from 175,000 to 6,250,000, subject to further adjustment as provided in the 2012 LTIP. In the event all or a portion of an award is cancelled, terminates, expires or is forfeited or lapses for any reason or shares are applied to satisfy certain tax withholding obligations, such shares shall be again available under the 2012 LTIP and shall not count against the maximum number of shares reserved for awards under the 2012 LTIP. Applicable provisions of the Internal Revenue Code (the “Code”) restrict the Company’s ability, in the absence of shareholder approval, to grant incentive stock options under Code Section 422 and to claim deductions which may otherwise be associated with the grant of nonqualified options and stock appreciation rights under Code Section 162(m). In addition, the 2012 LTIP requires shareholder approval to increase the number of shares of Company common stock reserved for awards under the 2012 LTIP.

The following description of the 2012 LTIP is qualified in its entirety by reference to the applicable provisions of the plan document, as amended, which is attached as Appendix A.

Reasons for Amendment

First Security seeks to increase the number of shares eligible for issuance under the 2012 LTIP in order to be able to continue to provide incentive awards under the 2012 LTIP. The 2012 LTIP is designed to provide incentives to officers, employees, directors and consultants of First Security and its affiliates to stimulate their efforts toward the success of First Security and to operate and manage the business in a manner that will provide for the long-term growth and profitability of First Security. Additionally, First Security wishes to encourage stock ownership by its officers, employees, directors, and consultants by providing them with a means to acquire a proprietary interest in First Security or to receive compensation which is based on the appreciation in the value of the stock. First Security also desires to provide a means of obtaining, rewarding and retaining key personnel, directors and consultants. First Security believes that this amendment will provide, assuming consistent growth in employee counts, a sufficient number of shares reserved under the 2012 LTIP to grant future incentive awards to employees, officers, consultants and directors of First Security over the next three years. Additionally, the amendment will maintain the consistency of having an available reserve for new awards equal to or less than 10% of the total shares outstanding.

As of May 15, 2013, without this amendment to the 2012 LTIP, First Security has only 149,000 shares reserved for issuance pursuant to new awards, with 149,000 shares of common stock subject to outstanding awards granted under the 2012 LTIP, zero shares of common stock subject to outstanding awards granted under the 2002 Long-Term Incentive Plan (the “2002 LTIP”), and zero shares of common stock subject to outstanding awards granted under the 1999 Long-Term Incentive Plan (the “1999 LTIP”). Assuming shareholder approval of this amendment, First Security will have 6,224,000 shares reserved for issuance pursuant to future grants of incentive awards.

As of December 31, 2012, the sum of First Security’s outstanding stock options, restricted stock and shares currently available for grant under the 2012 LTIP, the 2002 LTIP and the 1999 LTIP totaled 149,000 shares. This total divided by the number of outstanding shares of 1,772,342 resulted in an “overhang” for First Security of 8.4%. Increasing the number of shares available for grant under the 2012 LTIP to 6,224,000 would cause First Security’s overhang to equal 10% with the inclusion of the shares issued in April 2013 pursuant to the recapitalization. We believe this is appropriate based on our industry analysis, which concluded that it is not uncommon for banks to have a plan overhang of up to 15% when new shares are reserved for issuance under a plan, as the overhang will then steadily decline as shares become vested and exercised.

Terms of the 2012 Long-Term Incentive Plan

Administration. The 2012 Long-Term Incentive Plan provides for administration by a committee appointed by the Board of Directors or, alternatively if no such committee is appointed, by the entire Board of Directors (the “Committee”). When appointing members to the Committee, the Board of Directors is to take into consideration the “outside director” standards contained in Section 162(m), the “non-employee” director standards contained in Rule 16b-3 of the Securities Exchange Act, and, if applicable, the requirements of the national securities exchange or nationally recognized quotation or market system on which First Security’s common stock is then traded. Currently, the Compensation Committee of our Board of Directors serves as the Committee under the 2012 Long-Term Incentive Plan.

The Committee has the authority to grant awards under the 2012 Long-Term Incentive Plan and to make all other determinations that it may deem necessary or advisable for the administration of the 2012 Long-Term Incentive Plan. The Committee’s decisions relating to the administration of the 2012 Long-Term Incentive Plan and grants of Awards shall be final and binding on all persons.

The 2012 Long-Term Incentive Plan permits the Board of Directors to delegate to one or more officers of First Security, the Chairman of the Committee, or both, the ability to grant awards under the 2012 Long-Term Incentive Plan to individuals other than officers or directors of First Security and any affiliate. The person(s) so designated can determine the number of shares as to which an award is granted, subject to a maximum number established by the Board of Directors and can perform other administrative functions as delegated to such person(s) by the Committee.

Types of Awards. The 2012 Long-Term Incentive Plan permits the Committee to make a variety of awards, including incentive and nonqualified options to purchase shares of First Security’s common stock, stock appreciation rights, other stock-based awards which are settled in either cash or shares of First Security’s common stock and are determined by reference to shares of stock, such as grants of restricted common stock, grants of rights to receive stock in the future, or dividend equivalent rights, and cash performance awards, which are settled in cash and are not determined by reference to shares of First Security’s common stock (together, “Awards”). These discretionary Awards may be made on an individual basis or through a program approved by the Committee for the benefit of a group of eligible persons.

The number of shares of common stock as to which any Award is granted, the potential payout of any Award not denominated in shares of common stock and the eligible persons to whom Awards are granted will be determined by the Committee, subject to the provisions of the 2012 Long-Term Incentive Plan. Awards may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Committee, to the extent not otherwise inconsistent with the terms of the 2012 Long-Term Incentive Plan.

Structure of Individual Awards. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Section 162(m). To the extent that the Committee desires to base an Award on performance goals that are intended to qualify the Award as performance-based compensation under Section 162(m), the Committee may, but is not required to, make the vesting or payment of the Award subject to the achievement of one or any combination of the performance listed below during a specified period: (1) earnings per share; (2) book value per share; (3) operating cash flow; (4) free cash flow; (5) cash flow return on investments; (6) cash available; (7) net income (before or after taxes); (8) revenue or revenue growth; (9) total shareholder return; (10) return on invested capital; (11) return on shareholder equity; (12) return on assets; (13) return on common book equity; (14) market share; (15) economic value added; (16) operating margin; (17) profit margin; (18) stock price; (19) operating income; (20) EBIT or EBITDA; (21) expenses or operating expenses; (22) productivity of employees as measured by revenues, costs, or earnings per employee; (23) working capital; (24) improvements in capital structure; (25) cost reduction goals; (26) level of loan loss reserve; (27) return on tangible equity; (28) net interest margin; (29) net interest spread; (30) liquidity ratio; (31) capital ratio; (32) asset quality; (33) interest rate risk; (34) efficiency ratio; (35) growth ratio; and (36) any combination of the foregoing.

The performance goals may be applied to First Security, any affiliate or any business unit, either individually, alternatively or in combination. In addition, the Committee may modify the performance goals previously established with respect to a particular grant of an Award to address accounting expenses of equity compensation; amortization of acquired technology and intangibles; asset write-downs; litigation-related events; changes in laws affecting reported results; reorganizations; discontinued operations; and extraordinary and non-recurring events, except where such action would result in the loss of a tax deduction to First Security pursuant to Section 162(m).

The maximum number of shares of common stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other awards that are denominated in shares of common stock and are intended to be performance-based compensation under Section 162(m) shall not exceed 50,000, subject to adjustment in accordance with the provisions of the 2012 Long-Term Incentive Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance Award denominated in cash during any calendar year to an employee may not exceed $100,000.

After the date of grant, the Committee, in its sole discretion and for such reasons as it determines to be appropriate, may modify the terms and conditions of an Award except to the extent inconsistent with other provisions of the 2012 Long-Term Incentive Plan. Such modifications may include, among others, changes to or waivers of any forfeiture provisions under an Award; changes to the settlement terms of any Award; waiver of any early expiration provisions; or adjustments to an Award in connection with a reorganization or change in control of First Security, as discussed in further detail below.

Awards generally shall not be transferable or assignable during a holder’s lifetime unless otherwise provided under the terms of the individual Award. However, incentive stock options may not be transferred except by will or by the laws of intestate succession.

Options. At the time an option is granted, the Committee will determine whether the option is an incentive stock option or a nonqualified stock option. The 2012 Long-Term Incentive Plan provides that the exercise price of any option may not be less than the fair market value of the common stock of First Security on the date of the grant. The term of an incentive stock option may not exceed ten (10) years from the date of grant. In addition, an incentive stock option may only be granted under the 2012 Long-Term Incentive Plan within ten (10) years from the date the 2012 Long-Term Incentive Plan was adopted by the Board of Directors.

For incentive stock options, special rules relating to the option term and the exercise price apply for employees who, at the time the option is granted, own (directly or indirectly) more than 10% of the common stock of First Security or any subsidiary (an “Over 10% Owner”). Incentive stock options granted to an Over 10% Owner must be granted with an exercise price equal to 110% of the fair market value of First Security’s common stock on the date of the grant. Also, the term of an incentive stock option granted to an Over 10% Owner cannot exceed five (5) years from the date of grant. For purposes of determining an individual’s ownership percentage of common stock, any stock owned by such individual’s spouse, parents, grandparents, children, grandchildren and siblings will be attributed to such individual. In addition, any stock owned by a corporation, partnership, estate or trust in which an individual owns an interest is attributed to that individual on a pro rata basis based on the individual’s ownership percentage.

Subject to any further limitations in the Award agreement, in the event of a recipient’s termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, up to one year may be substituted for the three-month period. The Committee may, however, permit an incentive stock option to continue beyond these time limits, in which case the option will become a nonqualified stock option.

The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of First Security’s common stock, through a cashless exercise executed through a broker, or by having a number of shares of common stock otherwise issuable at the time of exercise withheld.

Reload grants are prohibited under the 2012 Long-Term Incentive Plan. Reload grants are new option grants that are made to an optionee to replace shares delivered by the optionee in payment of the exercise price and/or tax withholding obligation under any other option held by the optionee.

The Committee may not directly or indirectly reduce the exercise price of an option after it is granted without the approval of First Security’s shareholders, except in connection with a merger, liquidation, or other similar reorganization of First Security. Surrendering an option in consideration of, or in exchange for, the grant of a new option with a lower exercise price, stock, cash, or any other award would be considered a reduction in the exercise price of the original option.

Stock Appreciation Rights. Stock appreciation rights may be granted separately or in connection with another Award. Each stock appreciation right allows the recipient to receive the appreciation per share of First Security’s common stock over a defined price which may not be less than the fair market value of a share of First Security’s common stock on the date the stock appreciation right is granted. If a stock appreciation right is granted in connection with another Award, it may only be exercised to the extent that the related Award has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of common stock or in cash, according to terms established by the Committee with respect to any particular award. Stock appreciation rights have no defined expiration period under the 2012 Long-Term Incentive Plan, but an expiration period can be included in the applicable Award agreement or program.

The Committee may not directly or indirectly reduce the strike price of a stock appreciation right after it is granted without the approval of First Security’s shareholders, except in connection with a merger, liquidation, or other similar reorganization of First Security. Surrendering a stock appreciation right in consideration of, or in exchange for, the grant of a new stock appreciation right with a lower strike price, stock, cash, or any other award would be considered a reduction in the strike price of the original stock appreciation right.

Other Stock-Based Awards. The 2012 Long-Term Incentive Plan allows the Committee to grant stock-based incentives, other than options and stock appreciation rights, that entitle the recipient to receive payment of an amount equal to either the value of a specified number or a percentage or multiple of a specified number of shares of First Security’s common stock, or the value of dividends paid on a specified number of shares of common stock during a dividend period. Such Awards may be subject to such restrictions and other conditions, if any, as the Committee shall determine, and payment may be made in either cash or shares of First Security’s common stock, as the Committee may determine. Examples of such stock-based incentives that may be granted pursuant to the 2012 Long-Term Incentive Plan include restricted stock, restricted stock units, performance share awards, and dividend equivalent rights.

Any Awards representing a stock grant will contain forfeitability provisions based upon the achievement of performance goals or upon completing a post-grant period of service of no less than three (3) years, with partial vesting allowed for a period of service of less than three (3) years or will be granted only in lieu of salary or cash bonus otherwise payable to a participant and, in the latter case, may be granted at up to a 15% discount to the fair market value of the common stock provided the stock is subject to material restrictions on transferability.

Cash Performance Awards. The 2012 Long-Term Incentive Plan also allows the Committee to grant cash performance awards that entitle the recipient to receive payment in cash of an amount equal to the value of a specified number or a percentage or multiple of a specified number of units other than shares of First Security’s common stock. Such cash Awards may be subject to such restrictions and other conditions, if any, as the Committee shall determine.

Termination of Awards. The terms of a particular Award may provide that it terminates, among other reasons: upon the holder’s termination of employment or other status with respect to First Security or any affiliate of First Security; upon a specified date; upon the holder’s death or disability; or upon the occurrence of a change in control of First Security. Awards may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. In the Committee’s discretion, awards that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of an Award and to the provisions of the 2012 Long-Term Incentive Plan.

Reorganizations. The number of shares of common stock reserved for the grant or for issuance in connection with the exercise, settlement, vesting, or payment of an Award, as applicable, the exercise price of an option and the threshold price of a stock appreciation right, the specified number of shares of common stock to which an Award pertains, the limit on the number of awards made by a Committee delegate and the annual limit on the number of shares of common stock subject to Awards or on the number of shares of common stock which may be used to settle an Award will be adjusted in the event of any stock dividend, stock split, spinoff, rights offering or recapitalization of First Security or similar event effected without the receipt of consideration.

In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of First Security’s assets, other change in First Security’s capital structure, tender offer or a change in control of First Security, Awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the 2012 Long-Term Incentive Plan or any agreement reflecting the terms of an Award. First Security may also use the 2012 Long-Term Incentive Plan to assume awards previously granted by First Security or a third party in favor of persons who become eligible to participate under the 2012 Long-Term Incentive Plan.

Amendment or Termination. The 2012 Long-Term Incentive Plan may be amended or terminated by the Board of Directors. Except as otherwise provided by the terms of the plan, the Board of Directors will obtain shareholder approval for any amendment to the 2012 Long-Term Incentive Plan that increases the number of shares of common stock available under the plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the plan, or would otherwise require shareholder approval under the rules of the applicable exchange. No amendment or termination by the Board of Directors may adversely affect the rights of a holder of an award without the holder’s consent.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the 2012 Long-Term Incentive Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2012 Long-Term Incentive Plan.

Incentive Stock Options. A participant will not recognize income and will not be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the common stock is transferred to him or her, the gain will be capital gain, and First Security will not be entitled to a corresponding deduction. If the participant sells the shares of common stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Options. A participant will not recognize income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the common stock, and First Security will then be entitled to a corresponding deduction. Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised. Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to First Security.

Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient or is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. However, when the shares of common stock that are subject to the stock award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and First Security will then be entitled to a corresponding deduction. If a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and First Security also will be entitled to a corresponding deduction at that time.

Other Stock-Based Awards. A participant generally will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit, or performance award (collectively, the “Equity Incentives”). Generally, at the time a participant receives payment under any Equity Incentive, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and First Security will then be entitled to a corresponding deduction.

Cash Performance Awards. A participant generally will not recognize income and will not be taxed upon the grant of a cash performance award. At the time a participant receives payment under any cash performance award, he or she will have compensation taxable as ordinary income in an amount equal to the cash received, and First Security will then be entitled to a corresponding deduction.

Withholding Taxes. A participant may be liable for federal, state or local tax withholding obligations as a result of the grant, exercise or settlement of an Award. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of First Security’s common stock or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the Award.

Benefits to Named Executive Officers and Others

The Compensation Committee has not yet made any determination as to which eligible participants will be granted Equity Incentives under the Plan in the future if the Amendment is approved. Therefore, the potential benefit to any eligible participant can not be determined.

Information regarding 2006 awards made under the Plan to our Named Executive Officers is provided in “Executive Compensation—2006 Grants of Plan-Based Awards” and information regarding the equity awards held by our Named Executive Officers is provided in “Executive Compensation—Outstanding Equity Awards at 2006 Fiscal Year End.” In 2006, 33,600 incentive stock options and 11,000 restricted stock awards were granted to the Named Executive Officers as a group, and 247,784 incentive stock options and 5,000 restricted stock awards were granted to all employees other than the Named Executive Officers as a group. By way of background, please see “Executive Compensation—Compensation Discussion and Analysis” for our discussion of First Security’s executive compensation.

Shareholder Approval

The Board of Directors seeks shareholder approval of the First Amendment to the 2012 LTIP, which provides for the reservation of an additional 6,075,000 shares of common stock eligible for issuance under the 2012 LTIP, because such approval is required to grant incentive awards under Code Section 422 and to claim deductions which may otherwise be associated with the grant of nonqualified options and stock appreciation rights under Section 162(m), and because such approval is required under the 2012 LTIP.

Vote Required to Approve Proposal

Approval of the First Amendment to the 2012 LTIP requires the affirmative vote of the holders of at least a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE
FIRST SECURITY GROUP, INC. 2012 LONG-TERM INCENTIVE PLAN

BACKGROUND TO PROPOSALS FIVE AND SIX

Our previous business operations generated significant net operating losses and other tax benefits (collectively, “NOLs”). Under federal tax laws, we generally can use our NOLs and certain related tax credits to reduce ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years.

As of the date of this Proxy Statement, we estimate that we have approximately $53.5 million of net deferred tax assets related to our NOLs that we have generated but not yet realized for federal tax purposes. While we cannot estimate the exact amount of NOLs that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are a very valuable asset.

The benefits of our NOLs would be reduced, and our use of the NOLs would be substantially delayed if we experience an “ownership change” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) ("Section 382"). Under Section 382, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our common stock owned by one or more of our “5-percent shareholders” (as determined under the rules of Section 382 of the Code and the regulations and guidance thereunder).

If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused. This would significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that we could experience an ownership change.

After careful consideration, the Board adopted a three-prong approach to preserve the benefits of our NOLs for long-term shareholder value. First, the Company adopted a Tax Benefits Preservation Plan (the “Plan”). The Plan is designed to deter transfers of our common stock that could result in an ownership change. Pursuant to the terms of the Plan, we are asking our shareholders to approve the Plan under Proposal Five, and its full terms can be found in the accompanying Appendix B. Second, the Company adopted a bylaw amendment (the “Bylaw Amendment”) providing that any attempted transfer of the Company’s securities shall be void if the transfer would result in a person or group owning 4.9% or more of the Company’s then-outstanding stock (a “4.9-percent Stockholder”) or would increase the percentage ownership interest of a 4.9-percent Stockholder. These transfer restrictions are subject to certain exceptions, including an exception for transfers approved by the Company's Board and issuances by the Company. The transfer restrictions apply to transfers, or agreements to make transfers, made or entered into between March 20, 2013 and such date as to be determined by the Board of Directors in accordance with the Bylaw Amendment. Under Tennessee law, the transfer restrictions contained in the Bylaw Amendment only apply to shares of the Company's stock issued by the Company after March 20, 2013. Shareholders are not being asked to approve the Bylaw Amendment. Third, the Company is amending its Articles of Incorporation to restrict certain transfers of our stock (the “NOL Protective Amendment”). The NOL Protective Amendment, which is designed to block transfers of our common stock that could result in an ownership change, is described below under Proposal Six, and its full terms can be found in the accompanying Appendix C.

The Board urges shareholders to carefully read each proposal, the items discussed below under the heading “Certain Considerations Related to the NOL Protective Amendment and the Plan” and the full terms of the NOL Protective Amendment and the Plan. Our Board unanimously adopted both measures, but the NOL Protective Amendment requires shareholder adoption to be put into effect, and the Plan requires shareholder approval to remain effective after the 2013 Annual Meeting.

It is important to note that neither measure offers a complete solution and an ownership change may occur even if the NOL Protective Amendment is adopted and the Plan is approved. There are limitations on the enforceability of the NOL Protective Amendment against shareholders who do not vote to adopt it that may allow an ownership change to occur, and the Plan may deter, but ultimately cannot block, transfers of our common stock that might result in an ownership change. The limitations of these measures are described in more detail below. Because of their individual limitations, the Board believes that both measures are needed and that they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of our NOLs.

Accordingly, the Board strongly recommends that shareholders approve the Tax Benefits Preservation Plan and adopt the NOL Protective Amendment.

PROPOSAL FIVE:
TO APPROVE THE TAX BENEFITS PRESERVATION PLAN

General

On October 24, 2012, the Board of Directors of the Company authorized the adoption by the Company of a Tax Benefits Preservation Plan (the “Plan”) and declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) for each outstanding share of the Company’s common stock, par value $0.01 per share, payable to holders of record as of the close of business on November 12, 2012. Each Right entitles the registered holder to purchase from the Company one one-thousandth of one share of series B participating preferred stock, no par value, of the Company (the “Preferred Stock”), at a purchase price equal to $20.00 per one one-thousandth of a share, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in the Plan, dated October 30, 2012, as the same may be amended from time to time, between the Company and Registrar and Transfer Company, as Rights Agent.

Purpose of the Plan

The Company has previously experienced substantial net operating losses, which it may “carry forward” in certain circumstances to offset current and future taxable income and thus reduce its federal income tax liability, subject to certain requirements and restrictions. The purpose of the Plan is to help preserve the value of the Company’s deferred tax assets, such as its net operating losses (“Tax Benefits”), for U.S. federal income tax purposes.

These Tax Benefits can be valuable to the Company. However, if the Company experiences an “ownership change,” as defined in Section 382 and the Treasury Regulations promulgated thereunder, its ability to use the Tax Benefits could be substantially limited and/or delayed, which would significantly impair the value of the Tax Benefits. Generally, the Company would experience an “ownership change” under Section 382 if one or more “5 percent shareholders” increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. As a result, the Company has utilized a 5.0% “trigger” threshold in the Plan that is intended to act as a deterrent to any person or entity seeking to acquire 5.0% or more of the outstanding common stock without the prior approval of the Board.

Exercise

Prior to a Distribution Date (as defined below), the Rights are not exercisable. After a Distribution Date, each Right is exercisable to purchase, for the Purchase Price, one one-thousandth of a share of Preferred Stock.

Distribution Date means the earlier of:

•	the 10th business day after public announcement that any person or group has become an Acquiring Person (as defined below); and

•
the 10th business day after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person, subject to extension by the Board.

Flip-In

If any person or group becomes a “5-percent shareholder” (an “Acquiring Person”) (subject to certain exceptions described in the Plan), then on a Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the Company equal to the quotient of (x) two times the Purchase Price divided by (y) the then current market price of the Company’s common stock; provided that (i) none of the Company and certain affiliates of the Company shall be an Acquiring Person, (ii) none of certain existing “5-percent shareholders” (including certain persons who are “5-percent shareholders” following specified exchange offers with the Company) shall be an Acquiring Person unless and until any such “5-percent shareholder” increases its percentage stock ownership in the Company by more than one-tenth of one percentage point, (iii) none of certain other “grandfathered persons” (as described in the Plan) shall be an Acquiring Person so long as any such “grandfathered person” satisfies the applicable requirements set forth in the Plan, (iv) no person or group who or which the Board determines, in its sole discretion, has inadvertently become a “5-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”) shall be an Acquiring Person so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such person’s (or such group’s) percentage stock ownership in the Company is less than 5 percent (or, in the case of any person or group that has inadvertently failed to qualify as a “grandfathered person,” the securities of the Company that caused such person or group to fail to qualify as a “grandfathered person”), (v) no person or group that has become a “5-percent shareholder” shall be an Acquiring Person if the Board in good faith determines that such person’s or group’s attainment of “5-percent shareholder” status has not jeopardized or endangered the Company’s utilization of the Tax Benefits or is otherwise in the best interests of the Company; provided that such a person or group shall be an “Acquiring Person” if the Board makes a contrary determination in good faith, and (vi) an acquisition by a person or group of at least a majority of the Company’s common stock made by that person or group as part of a “qualified offer” (as defined in the Plan) shall not result in any person or group becoming an Acquiring Person.

Exchange

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company’s common stock), the Board may elect to exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for one share of common stock (or, at the option of the Board, fractional shares of Preferred Stock with an aggregate current market price that equals the current market price of one share of common stock) per Right, subject to adjustment.

Redemption

The Board may, at its option, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.00001 per Right at any time prior to a Distribution Date.

Expiration

The Rights will expire on the earliest of (i) October 30, 2022, (ii) the time at which all Rights are redeemed or exchanged, (iii) the first day of a taxable year of the Company as to which the Board determines that no Tax Benefits may be carried forward, (iv) a date on which the Board determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company, provided that such date is prior to public disclosure that a person became an Acquiring Person, (v) the repeal or amendment of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits, (vi) the final adjournment of the Company’s 2013 Annual Meeting of Shareholders if the approval of the Plan by a majority of the shareholders voting at such meeting has not been received before such time, and (vii) the close of business on the date that is the final adjournment of the third Annual Meeting of Shareholders following the last Annual Meeting of Shareholders at which the Plan was most recently approved by a majority of shareholders voting at such meeting, unless the Plan is re-approved by a majority of the shareholders at such third Annual Meeting of Shareholders.

Amendments

At any time on or prior to a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Plan without the approval of any holders of Rights.

After a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend the Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause the Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable.

Shareholder Rights

Rights holders, in their capacity as such, have no rights as a shareholder of the Company, including the right to vote and to receive dividends.

Antidilution Provisions

The Plan includes antidilution provisions designed to prevent efforts to diminish the efficacy of the Rights.
This summary description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached as Appendix B. Please read the Plan in its entirety, as this discussion is only a summary.

Vote Required to Approve Proposal

The approval of the Plan requires the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE TAX BENEFITS PRESERVATION PLAN

PROPOSAL SIX:
TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
RESTRICTING CERTAIN TRANSFERS OF SHARES TO PRESERVE TAX BENEFITS

For the reasons discussed above under “Background to Proposals Five and Six,” our Board recommends that shareholders adopt the NOL Protective Amendment to our Articles of Incorporation. The NOL Protective Amendment is designed to prevent certain transfers of our common stock that could result in an ownership change under Section 382 and, therefore, materially inhibit our ability to use our NOLs to reduce our future income tax liability. The Board believes it is in our and our shareholders’ best interests to adopt the NOL Protective Amendment to help avoid this result.

The purpose of the NOL Protective Amendment is to assist us in protecting long-term value to the Company of its accumulated NOLs by limiting direct or indirect transfers of our common stock that could affect the percentage of stock that is treated as being owned by a holder of 5.0% of our stock. In addition, the NOL Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases. In order to implement these transfer restrictions, the NOL Protective Amendment must be adopted by shareholders. Our Board has adopted resolutions approving and declaring the advisability of amending our Articles of Incorporation as described below and as provided in the accompanying Appendix C, subject to shareholder adoption.

Description of the NOL Protective Amendment

The following description of the NOL Protective Amendment is qualified in its entirety by reference to the full text of the NOL Protective Amendment, which is contained in a proposed new Article XV of our Articles of Incorporation and can be found in the accompanying Appendix A. Please read the NOL Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers. The NOL Protective Amendment generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:

•	increase the direct or indirect ownership of our stock by any Person or Persons (as defined below) from less than 5.0% to 5.0% or more of our common stock; or

•	increase the ownership percentage of a Person owning or deemed to own 5.0% or more of our common stock (which includes, without limitation, the Company and its affiliates).

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 5.0% thresholds discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to exceed such threshold. Complicated common stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 5.0% shareholder under the NOL Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any shareholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common stock. The NOL Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Upon adoption of the NOL Protective Amendment, any direct or indirect transfer attempted in violation of the NOL Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the NOL Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving our common stock in respect of their exercise. In this Proxy Statement, our common stock purportedly acquired in violation of the NOL Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any shareholder who knowingly violates the NOL Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of common stock that does not involve a transfer of our “securities” within the meaning of Tennessee law but that would cause any shareholder of 5.0% or more of our stock to violate the NOL Protective Amendment, the following procedure will apply in lieu of those described above: In such case, such shareholder and/or any person whose ownership of our securities is attributed to such shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the NOL Protective Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such shareholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions. In order to facilitate sales by shareholders into the market, the NOL Protective Amendment permits otherwise prohibited transfers of our common stock where the transferee is a “public group,” as defined. These permitted transfers include transfers to new public groups that would be created by the transfer and would be treated as a 5.0% shareholder.

In addition, our Board will have the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions (including, without limitation, a transfer to the Company and its affiliates) if it determines that the transfer is in our and our shareholders’ best interests. If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of our NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the NOL Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently 5.0%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our shareholders will be notified of any such determination through a filing with the SEC or such other method of notice as our Secretary shall deem appropriate.

The Board may establish, modify, amend or rescind our Bylaws, regulations and procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs.

Implementation and Expiration of the NOL Protective Amendment

If our shareholders adopt the NOL Protective Amendment, we intend to file promptly the NOL Protective Amendment with the Secretary of State of the State of Tennessee, whereupon the NOL Protective Amendment will become effective. We intend thereafter to enforce the restrictions in the NOL Protective Amendment to preserve the future use of our NOLs. We also intend to include a legend reflecting the transfer restrictions included in the NOL Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form and to disclose such restrictions to the public generally.

The transfer restrictions contained in the NOL Protective Amendment would expire on the earliest of (i) the close of business on the date that is the third anniversary of the filing of the NOL Protective Amendment with the Secretary of State of the State of Tennessee, (ii) the repeal of Section 382 or any successor statute if our Board determines that the NOL Protective Amendment is no longer necessary or desirable for the preservation of our NOLs, (iii) the close of business on the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward, and (iv) such date as the Board otherwise determines that the NOL Protective Amendment is no longer necessary for the preservation of our NOLs. The Board may also accelerate or extend the expiration date of the NOL Protective Amendment in the event of a change in the law; provided that the Board has determined that such action is reasonably advisable to preserve the NOLs or that continuation of the restrictions contained in the NOL Protective Amendment is no longer reasonably necessary for the preservation of the NOLs.

Effectiveness and Enforceability

Although the NOL Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the NOL Protective Amendment is adopted given that:

•	Our Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our shareholders’ best interests.

•
A court could find that part or all of the NOL Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Tennessee, our jurisdiction of incorporation, a corporation may restrict the transfer of shares for any reasonable purpose. Tennessee law provides that transfer restrictions of the NOL Protective Amendment with respect to shares of our common stock issued prior to its effectiveness will be effective as to (i) shareholders with respect to shares that were voted in favor of adopting the NOL Protective Amendment and (ii) transferees of such shares if the transfer restriction is conspicuously noted on the certificate(s) or is contained in an information statement for uncertificated shares. We intend to cause shares of our common stock issued after the effectiveness of the NOL Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Tennessee law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the NOL Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the NOL Protective Amendment that are proposed to be transferred were voted in favor of the NOL Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the NOL Protective Amendment, unless a shareholder establishes that it did not vote in favor of the NOL Protective Amendment. Nonetheless, a court could find that the NOL Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

•
Despite the adoption of the NOL Protective Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is made effective. However, the Board has also adopted the Plan, which is intended to act as a deterrent to any person acquiring more than 5.0% of our stock and endangering our ability to use our NOLs.

As a result of these and other factors, the NOL Protective Amendment serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•
All shareholders who each own less than 5.0% of our common stock are generally (but not always) treated as a single “5-percent shareholder” (referred to as a “public group”) for purposes of Section 382. Transactions in the public markets among shareholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

•
There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as Section 382 “5-percent shareholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•
Acquisitions by a person that cause the person to become a Section 382 “5-percent shareholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•
Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•
Our redemption or buyback of our common stock may increase the ownership of any Section 382 “5-percent shareholders” (including groups of shareholders who are not themselves 5-percent shareholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent shareholder,” resulting in a 5.0% (or more) change in ownership.

Required Vote

The approval of the NOL Protective Amendment to the Articles of Incorporation requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Annual Meeting.

The NOL Protective Amendment, if adopted, would become effective upon the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the State of Tennessee, which we would expect to do as soon as practicable after the NOL Protective Amendment is adopted.

THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE NOL PROTECTIVE AMENDMENT

CERTAIN CONSIDERATIONS RELATED TO THE TAX BENEFITS PRESERVATION PLAN
AND THE NOL PROTECTIVE AMENDMENT

Our Board believes that attempting to protect the tax benefits of our NOLs as described above under “Background to Proposals Five and Six” is in our and our shareholders’ best interests; however, we cannot eliminate the possibility that an ownership change will occur even if the Plan is approved and the NOL Protective Amendment is adopted. Please consider the items discussed below in voting on Proposals Five and Six.

The Internal Revenue Service (the “IRS”) could challenge the amount of our NOLs or claim that we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the Plan and the Protective Amendment are in place.

Continued Risk of Ownership Change

Although the Plan and the NOL Protective Amendment are intended to reduce the likelihood of an ownership change, we cannot assure you that they would prevent all transfers of our common stock that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the NOL Protective Amendment’s restrictions on acquisition of our common stock will be enforceable against all our shareholders, and they may be subject to challenge on equitable grounds, as discussed above under Proposal Six.

Potential Effects on Liquidity

The NOL Protective Amendment will restrict a shareholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our common stock may be limited by reducing the class of potential acquirers for such common stock. In addition, a shareholder’s ownership of our common stock may become subject to the restrictions of the NOL Protective Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.

Potential Impact on Value

If the NOL Protective Amendment is adopted, the Board intends to include a legend reflecting the transfer restrictions included in the NOL Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 5.0% of our common stock and certain institutional holders who may not be comfortable holding our common stock with restrictive legends, may not be able to purchase our common stock, the NOL Protective Amendment could depress the value of our common stock in an amount that could more than offset any value preserved from protecting our NOLs. The Plan could have a similar effect if investors object to holding our common stock subject to the terms of the Plan.

Anti-Takeover Impact

The reason the Board adopted the Plan and the NOL Protective Amendment is to preserve the long-term value of our NOLs. The NOL Protective Amendment, if adopted by our shareholders, could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 5.0% or more of our common stock and the ability of persons, entities or groups now owning 5.0% or more of our common stock from acquiring additional shares of our common stock without the approval of our Board. Similarly, while the Plan is not intended to prevent a takeover, it does have a potential anti-takeover effect because an Acquiring Person’s ownership may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the NOL Protective Amendment, if adopted by our shareholders, and the Plan may be to render more difficult, or to discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Plan and the NOL Protective Amendment proposals are not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Various anti-takeover protections for Tennessee corporations are set forth in the Tennessee Business Corporation Act, the Business Combination Act, the Control Share Acquisition Act, the Greenmail Act, and the Investor Protection Act. Because First Security’s common stock is registered with the SEC under the Securities Exchange Act of 1934, the Business Combination Act automatically applies to First Security unless the shareholders adopt a charter or bylaw amendment that expressly excludes First Security from the anti-takeover provisions of the Business Combination Act two years prior to a proposed takeover. The Board of Directors has no present intention of recommending such charter or bylaw amendment.

The Business Combination Act imposes a five-year standstill on transactions such as mergers, share exchanges, sales of significant assets, liquidations, and other interested party transactions between Tennessee corporations and “interested shareholders” and their associates or affiliates, unless the business combination is approved by the Board of Directors before the interested shareholder acquires 10% or more of the beneficial ownership of any class of the corporation’s voting securities. Thereafter, the transaction either requires a two-thirds vote of the shareholders other than the interested shareholder or must satisfy certain fair price standards.

The Business Combination Act also provides exculpatory protection for the Board of Directors in refusing to waive the protections afforded under the Business Combination Act and/or Control Share Act, or for resisting mergers, exchanges, tender offers, and similar transactions based on criteria other than price. A Tennessee corporation’s charter may specifically authorize the members of its board of directors, in the exercise of their judgment, to give due consideration to factors other than price and to consider whether a merger, exchange, tender offer, or significant disposition of assets would adversely affect the corporation’s employees, customers, suppliers, the communities in which the corporation operates, or any other relevant factor in the exercise of their fiduciary duty to the shareholders. First Security’s Articles of Incorporation authorizes our Board of Directors to take into consideration, in addition to price, the following factors in connection with a merger, tender offer, or other proposed business combination:

•	the business, financial condition, and earnings prospects of the acquiring person;

•	the competence, experience, and integrity of the acquiring person;

•	the prospects for a successful conclusion of the business combination;

•	our prospects as an independent entity; and

•	the social and economic impact of the proposed transaction on us and our employees, depositors, loan and other customers, creditors, and the communities in which we operate.

The provisions of First Security’s Articles of Incorporation may have the effect of protecting us from unwanted takeover bids because the Board of Directors is permitted by the Articles of Incorporation to take into account in good faith all relevant factors in performing its duly authorized duties.

The Control Share Acquisition Act limits the voting rights of shares owned by a person above certain percentage thresholds (generally 10%) unless the noninterested shareholders of the corporation approve the acquisition of additional shares by the interested shareholder above the designated threshold. However, the Control Share Acquisition Act applies only to corporations whose articles of incorporation or bylaws contain an express declaration that control share acquisitions are to be governed by the Control Share Acquisition Act. In addition, the articles of incorporation or bylaws may specifically provide for the redemption of the control shares (shares in excess of the designated threshold) or appraisal rights for dissenting shareholders in a control share transaction. Neither First Security’s Articles of Incorporation nor its Bylaws currently contain a provision that subjects First Security to the provisions of the Control Share Acquisition Act, and the Board of Directors has no present intention of adopting any such bylaw amendment. However, the Board of Directors could adopt such a bylaw amendment at any future time by majority vote based on facts and circumstances then present.

The Greenmail Act applies to a Tennessee corporation that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. Under the Greenmail Act, First Security may not purchase any of its shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by First Security or First Security makes an offer, of at least equal value per share, to all shareholders of such class.

The Investor Protection Act generally requires the registration, or an exemption from registration, before a person can make a tender offer for shares of a Tennessee corporation which, if successful, would result in the person beneficially owning more than 10% of any class. Registration requires the filing with the Tennessee Commissioner of Commerce and Insurance of a registration statement, a copy of which must be sent to the target company, and the public disclosure of the material terms of the proposed offer. The Investor Protection Act also prohibits fraudulent and deceptive practices in connection with takeover offers, and provides remedies for violations.

The Investor Protection Act does not apply to an offer involving a vote by holders of equity securities of the target company, pursuant to its certificate of incorporation, on a merger, consolidation, or sale of corporate assets in consideration of the issuance of securities of another corporation, or on a sale of its securities in exchange for cash or securities of another corporation. Also excluded from the Investor Protection Act are tender offers that are open on substantially equal terms to all shareholders, are recommended by the Board of Directors of the target company, and include full disclosure of all terms.

The provisions described above, to the extent applicable, will have the general effect of discouraging, or rendering more difficult, unfriendly takeover or acquisition attempts. Consequently, such provisions would be beneficial to current management in an unfriendly takeover attempt but could have an adverse effect on shareholders who might wish to participate in such a transaction. However, First Security believes that such provisions are advantageous to the shareholders in that these provisions will permit management and the shareholders to carefully consider and understand a proposed acquisition, lead to higher offering prices, and require a higher level of shareholder participation in the decision if the transaction is not approved by our Board of Directors.

Effect of the NOL Protective Amendment if you vote for it and already own 5.0% or more of our common stock

If you already own 5.0% or more of our common stock, you would be able to transfer shares of our common stock only if the transfer does not increase the percentage of stock ownership of another holder of 5.0% or more of our common stock or create a new holder of 5.0% or more of our common stock. You will also be able to transfer your shares of our common stock through open-market sales to members of a public group, including a new public group. Shares acquired in any such transaction will be subject to the NOL Protective Amendment’s transfer restrictions.

Effect of the NOL Protective Amendment if you vote for it and own less than 5.0.% of our common stock

The NOL Protective Amendment will apply to you, but, so long as you own less than 5.0% of our common stock you can transfer your shares to a purchaser who, after the sale, also would own less than 5.0% of our common stock.

Effect of the NOL Protective Amendment if you vote against it

Tennessee law provides that transfer restrictions of the NOL Protective Amendment with respect to shares of our common stock issued prior to its effectiveness will be effective as to (i) shareholders with respect to shares that were voted in favor of adopting the NOL Protective Amendment and (ii) transferees of such shares if the transfer restriction is conspicuously noted on the certificate(s) or is contained in an information statement for uncertificated shares. We intend to cause shares of our common stock issued after the effectiveness of the NOL Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Tennessee law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the NOL Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the NOL Protective Amendment that are proposed to be transferred were voted in favor of the NOL Protective Amendment, unless the contrary is established. We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the NOL Protective Amendment, unless a shareholder establishes that it did not vote in favor of the NOL Protective Amendment. Nonetheless, a court could find that the NOL Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

PROPOSAL SEVEN:
APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION THAT WOULD PERMIT OUR BOARD OF DIRECTORS TO EFFECT A ONE-FOR-TEN (1-FOR-10) REVERSE STOCK SPLIT OF OUR COMMON STOCK

On April 24, 2013, the Board of Directors adopted resolutions: (1) declaring that an amendment to the Articles of Incorporation to effect a one-for-ten (1-for-10) reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the reverse stock split be submitted to holders of our common stock for their approval at the Annual Meeting (the “Reverse Stock Split Proposal”).

The Reverse Stock Split Proposal

Under the terms of the Reverse Stock Split Proposal, the Board will be given the authority to determine whether and when to implement the proposed amendment following the Annual Meeting. If and when a reverse stock split is implemented, the Board will declare that ten (10) shares of issued and outstanding common stock of First Security (“Old Common Stock”) shall automatically be reclassified and converted into one share of common stock (the “Reverse Stock Split”). If the Reverse Stock Split Proposal is approved by our shareholders, the Board of Directors will determine, prior to the filing of the amendment with the Tennessee Secretary of State, whether such an action continues to be in the best interest of our shareholders, and if so, when the Reverse Stock Split shall occur. The Board will consider, among other things, the market price and liquidity of our common stock prior to implementing the Reverse Stock Split. While the Board will retain this discretion as part of the Reverse Stock Split Proposal, at this time, we anticipate that the Company will take action to effect the Reverse Stock Split shortly after the time of our Annual Meeting.

To avoid the existence of fractional shares of our common stock, the number of shares to be issued to each shareholder will be rounded up to the nearest whole number, if, as a result of the Reverse Stock Split, the number of shares owned by any shareholder would not be a whole number. Although the number of issued and outstanding shares of First Security’s common stock will be reduced by the Reverse Stock Split, First Security will continue to have 150,000,000 shares of common stock authorized under its Articles of Incorporation.

If the shareholders approve this proposal, the following text will be added to Article II of First Security’s Articles of Incorporation as Section 2.1(d):

“(d) As of [time] on [date] (the “Effective Time”), a reverse stock split (“2013 Reverse Stock Split”) will occur, a result of which each ten (10) shares of issued and outstanding common stock of the corporation (“Pre-2013 Reverse Split Common Stock”) shall automatically, without further action on the part of the corporation or any holder of such common stock, be reclassified and converted into one (1) share of the corporation’s common stock (“Post-2013 Reverse Split Common Stock”). corporation will not issue fractional shares. The number of shares to be issued to each shareholder will be rounded up to the nearest whole number if, as a result of the 2013 Reverse Stock Split, the number of shares owned by any shareholder would not be a whole number. From and after the Effective Time, certificates representing Pre-2013 Reverse Split Common Stock shall confer no right upon the holders thereof other than the right to exchange them for certificates representing Post-2013 Reverse Stock Split Common Stock pursuant to the provisions hereof.”

Background and Reasons for the Proposal

We believe that the Reverse Stock Split, if implemented, will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that, if approved and implemented by our Board of Directors, a Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

If the shareholders approve the Reverse Stock Split Proposal at the Annual Meeting, the Board will have authority to implement the Reverse Stock Split until the close of business on December 31, 2013, although we currently anticipate effecting the Reverse Stock Split shortly after the Annual Meeting. After December 31, 2013, the Board will cease to have authority to implement the Reverse Stock Split in connection with such approval.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

In connection with the Reverse Stock Split, ten (10) shares of existing common stock will be combined into one (1) new share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced to approximately 6,242,337 shares. Prior to the Reverse Stock Split there are 62,423,367 shares of common stock outstanding.

If implemented, the Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power. However, because the number of authorized shares of First Security’s common stock will continue to be 150,000,000, the effect of the Reverse Stock Split will effectively increase the number of authorized but unissued shares of First Security’s common stock. The additional authorized but unissued shares of First Security’s common stock will, upon issuance, have all of the rights and privileges of common stock presently authorized. Other than Gross-Up Rights granted to certain shareholders by the Stock Purchase Agreements, existing shareholders do not have preemptive or similar rights to subscribe for or purchase any additional shares of common stock that we may issue in the future. Therefore, future issuances of First Security’s common stock other than issuances on a pro rata basis to all shareholders would reduce each shareholder’s proportionate interest in First Security. Further, an increase in the number of authorized but unissued shares of First Security’s common stock could have an anti-takeover effect. If we issue additional shares in the future, such an issuance could dilute the voting power of a person seeking control of First Security, thereby making an attempt to acquire control of First Security more difficult or expensive. Neither the Board nor management is currently aware of any attempt, or contemplated attempt, to acquire control of First Security, and we are not presenting this proposal with the intent that it be used as an anti-takeover device.

The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If the Reverse Stock Split is implemented, after the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be listed on the NASDAQ Capital Market under the symbol “FSGI,” or such other trading symbol as may be applicable at the time.

Beneficial Holders of Common Stock

If the Reverse Stock Split is implemented, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as shareholders whose shares are registered in their names, and nominees will be instructed to effect the reverse split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

Holders of Certificated Shares of Common Stock

When the Board implements the Reverse Stock Split, shareholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)
AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

Because we intend to avoid the existence of fractional shares of our common stock, the number of shares to be issued to each shareholder will be rounded up to the nearest whole number, if, as a result of the Reverse Stock Split, the number of shares owned by any shareholder would not be a whole number, and thus, we do not intend to issue certificates representing fractional shares in connection with the Reverse Stock Split. To avoid the existence of fractional shares of our common stock, the number of shares to be issued to each shareholder will be rounded up to the nearest whole number, if, as a result of the Reverse Stock Split, the number of shares owned by any shareholder would not be a whole number.

Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants,
and Convertible or Exchangeable Securities

Based upon a Reverse Stock Split ratio of one-for-ten (1-for-10), proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. Adjustment of such options will be made in such fashion as to maintain their treatment as “incentive stock options” under the Internal Revenue Code of 1986. The number of shares deliverable upon settlement or vesting of restricted stock awards and units will be reduced proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors.

Accounting Matters

As of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

U.S. Holders
The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received under the terms of the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered, and the holding period for the common stock received should include the holding period for the common stock surrendered.

No Dissenters’ Rights
Under Tennessee law and our Articles of Incorporation, holders of our common stock will not be entitled to dissenters’ rights with respect to the Reverse Stock Split.

Vote Required
Under Tennessee law, the affirmative vote of a majority of the holders of outstanding shares of common stock is required to approve the Reverse Stock Split Proposal. As such, broker non-votes and abstentions count as votes against the Reverse Stock Split Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL EIGHT:
RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit and Enterprise Risk Management Committee has approved the engagement of Crowe Horwath LLP as First Security’s independent registered public accounting firm for the fiscal year ended December 31, 2013. Crowe Horwath LLP has advised First Security that neither the firm nor any of its principals has any direct or material interest in First Security or FSGBank except as auditors and independent public accountants of First Security and FSGBank.

A representative of Crowe Horwath LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he or she so desires. A representative of Crowe Horwath LLP is also expected to respond to appropriate questions from shareholders

Change in External Audit Firm

First Security dismissed Joseph Decosimo and Company, PLLC (“Decosimo”) as its independent registered public accounting firm and engaged Crowe Horwath LLP as its new independent registered public accounting firm for its 2011 fiscal year. The decision to replace Decosimo as First Security’s independent auditors was not the result of any disagreement with Decosimo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Effective July 8, 2011, the Audit/Corporate Governance Committee approved the dismissal of Decosimo as First Security’s independent registered public accounting firm.

Decosimo’s Report on First Security’s Consolidated Financial Statements for the fiscal year ended December 31, 2010, which is included in the 2010 Annual Report to Shareholders, contains an explanatory note indicating that there was substantial doubt about First Security’s ability to continue as a going concern. First Security’s assessment of this explanatory note is included as Note 2 to the consolidated financial statements contained in the 2010 Annual Report, which details a management plan designed to improve the condition of First Security. The financial statements for the fiscal year ended December 31, 2010 do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

In First Security’s 2010 Annual Report, we also identified a material weakness in internal controls due to a failure to maintain an effective “tone at the top” in the control environment. Decosimo’s Report on Internal Control Over Financial Reporting, which is included in the accompanying Annual Report, agreed with the conclusions of First Security’s assessment of its internal controls. There were no related changes to the financial statements.

In First Security’s Amendment No. 2 to First Security’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, First Security identified a material weakness in internal controls due to a deficiency in controls relating to the accounting for timely charge-offs and write-downs of its other real estate owned. Decosimo’s Report on Internal Control Over Financial Reporting agreed with First Security’s assessment of its internal controls. In consultation with Decosimo, the Audit/Corporate Governance Committee determined that First Security’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, and its Quarterly Reports on Form 10-Q for the three and six months ended March 31, 2010 and June 30, 2010 should not be relied upon, and filed amendments to each of these reports on November 16, 2010 that restated First Security’s financial statements for each period to accurately reflect the accounting for First Security’s other real estate owned. This material weakness has been remediated as of December 31, 2010.

First Security has authorized Decosimo to discuss all of these findings with Crowe Horwath LLP. First Security’s decision to change external audit firms was not related to these findings.

Except as noted above, Decosimo’s audit reports on First Security’s consolidated financial statements for the fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Further, except as noted above, during the fiscal years ended December 31, 2010 and 2009 and during the period from January 1, 2011 through July 8, 2011, First Security had (i) no disagreements with Decosimo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Decosimo’s satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such year and interim periods and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

First Security provided Decosimo a copy of foregoing disclosures and requested that Decosimo furnish it with a letter addressed to the SEC stating whether or not Decosimo agreed with the above statements. First Security received a letter from Decosimo addressed to the SEC stating that it concurs with the statements made by First Security with respect to Decosimo in its Current Report on Form 8-K filed on July 14, 2011, a copy of which is attached as Exhibit 16.1 to such Form 8-K.

Effective July 11, 2011, the Audit/Corporate Governance Committee approved the engagement of Crowe Horwath LLP as First Security’s independent registered public accounting firm for its 2011 fiscal year.

During the fiscal years ended December 31, 2010 and 2009 and during the period from January 1, 2011 through July 11, 2011, neither First Security nor anyone on its behalf has consulted with Crowe Horwath LLP regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on First Security’s financial statements; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv), or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Audit and Enterprise Risk Management Committee Report

Through April 25, 2012, First Security’s audit committee matters were handled by the Audit/Corporate Governance Committee, which was comprised of Ralph L. Kendall (Chair), William C. Hall, and Carol H. Jackson, each of whom are independent directors under the independence standards of the NASDAQ Stock Market. Effective April 25, 2012, First Security’s audit committee matters are handled by the Audit and Enterprise Risk Management Committee, which has been comprised of William F. Grant, III (Chair), Ralph L. Kendall, Larry D. Mauldin, Kelly P. Kirkland and Robert R. Lane, each of whom are independent directors under the independence standards of the NASDAQ Stock Market. Following Mr. Kendall's resignation the committee was reduced to four members.

The Audit and Enterprise Risk Management Committee monitors First Security’s financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Committee with regard to First Security’s financial reporting process during its 2012 fiscal year and particularly with regard to First Security’s audited consolidated financial statements as of December 31, 2012 and 2011 and for the three years ended December 31, 2012.

First Security’s management has the primary responsibility for First Security’s financial statements and reporting process, including the systems of internal controls. First Security’s independent auditors are responsible for performing an independent audit of First Security’s consolidated financial statements in accordance with standards established by the Public Company Accounting Oversight Board (United States) and issuing a report on First Security’s consolidated financial statements. The Audit and Enterprise Risk Management Committee’s responsibility is to monitor the integrity of First Security’s financial reporting process and system of internal controls and to monitor the independence and performance of First Security’s independent auditors and internal auditors.

The Audit and Enterprise Risk Management Committee believes that it has taken the actions it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit and Enterprise Risk Management Committee’s charter. To carry out its responsibilities, the audit committee met five times during 2012.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements included in First Security’s Annual Report on Form 10-K for the year ended December 31, 2012, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee also reviewed and discussed with First Security’s independent auditors, Crowe Horwath LLP, their judgments as to the quality (rather than just the acceptability) of First Security’s accounting principles, and such other matters as are required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board as part of Rule 3200T. In addition, the Committee discussed with Crowe Horwath LLP its independence from management and First Security, and has received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee also considered whether the provision of services during 2012 by Crowe Horwath LLP that were unrelated to its audit of the financial statements referred to above, and to their reviews of First Security’s interim financial statements during 2012, is compatible with maintaining Crowe Horwath LLP’s independence.

Additionally, the Committee discussed with First Security’s internal and independent auditors the overall scope and plan for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of First Security’s internal controls, and the overall quality of First Security’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in First Security’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. The Committee believes that, at this time, nothing has come to its attention that impairs Crowe Horwath LLP’s independence or their ability to provide quality professional audit services, and therefore recommends to the Board that First Security retain Crowe Horwath LLP as First Security’s independent auditors for 2013.

Audit and Enterprise Risk Management Committee:        William F. Grant, III, Chair
Kelly P. Kirkland
Larry D. Mauldin
Robert R. Lane

April 24, 2013

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Audit and Enterprise Risk Management Committee Report shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

Audit Fees

Crowe Horwath LLP’s services as First Security’s principal registered accountant commenced on July 11, 2011. Prior to that date, Decosimo served as First Security’s principal registered accountant. The following table sets forth fees for professional audit and quarterly review services rendered by Crowe Horwath LLP, for the years ended December 31, 2012 and 2011, as well as fees billed for other services rendered by Crowe Horwath LLP during those periods:

	2012	2011
Audit Fees (1)	$377,700	$158,760
Audit-Related Fees (2)	21,500	1,775
Tax Fees - Preparation and Compliance (3)	—	—
Sub total	399,200	160,535
All Other Fees (4)	—	12,500
Sub total	—	12,500
Total Fees	$399,200	$173,035

(1)
Audit Fees consist of fees billed for professional services rendered in connection with the audit of the company's consolidated financial statements, review of periodic reports and other documents filed with the SEC, including quarterly financial statements included in Forms 10-Q and services normally provided in connection with statutory or regulatory filings or engagements.

(2)
Audit-Related Fees consist of assurance and other services that are related to the performance of the audit or quarterly review of the company's consolidated financial statements. The audit-related fees primarily relate to the audit of the company's financial statements related to its employee benefit plan. Such fees include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	Tax Fees - Preparation and Compliance consist of the aggregate fees billed for professional services rendered for tax return preparation and compliance.
(4)	All Other Fees consist of the aggregate fees for professional services related to a one-time information technology project and other SOX-404 testings prior to the audit engagement in 2011.

The Board of Directors of First Security has considered whether the provision of services during 2012 by Crowe Horwath LLP that were unrelated to its audit of First Security’s financial statements or its reviews of First Security’s interim financial statements during 2012 is compatible with maintaining Crowe Horwath LLP’s independence. The services provided by the independent auditors were pre-approved by the Audit and Enterprise Risk Management Committee to the extent required under applicable law and in accordance with the provisions of the committee’s charter. The Committee requires pre-approval of all audit and allowable non-audit services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 15, 2013 by (1) each of our current directors and director nominees; (2) each of our named executive officers; (3) all of our present executive officers and directors as a group; (4) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common stock, based on the most recent Schedules 13G and 13D Reports filed with the SEC and the information contained in those filings; and (5) the purchases in connection with the recapitalization that closed on April 11 and April 12, 2013. Unless otherwise indicated, the address for each person included in the table is 531 Broad Street, Chattanooga, Tennessee 37402. Fractional shares as a result of our dividend reinvestment plan have been rounded to the nearest share for presentation purposes.

For purposes of this table, “beneficial ownership” has been determined in accordance with the rules issued under the Exchange Act, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within 60 days from June 15, 2013.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Shares Beneficially Owned (2)
Directors and Director Nominees:
Joseph D. Decosimo	1,000	(3)	*
Henchy R. Enden	500	(4)	*
William F. Grant, III	44,309	(5)	*
William C. Hall	16,968	(6)	*
Adam G. Hurwich	1,000	(7)	*
Carol H. Jackson	63,786	(8)	*
Kelly P. Kirkland	18,347	(9)	*
D. Michael Kramer	112,202	(10)	*
Robert R. Lane	21,950	(11)	*
Larry D. Mauldin	169,000	(12)	*

Named Executive Officers, who are not also Directors:
Denise M. Cobb	24,756	(13)	*
John R. Haddock	75,421	(14)	*
Christopher G. Tietz	90,053	(15)	*
Joseph E. Dell, Jr.	7,027	(16)	*

All Current Directors and Executive Officers, as a Group (11 persons):	713,619	(17)	1.14%

5% Shareholders:
EJF Capital LLC	6,080,000	(18)	9.74%
GF Financial II, LLC	6,080,000	(19)	9.74%
MFP Partners, L.P.	6,080,000	(20)	9.74%
Ulysses Partners, L.P.	6,000,000	(21)	9.61%

* Less than 1% of outstanding shares.

(1)	Some or all of the shares may be subject to margin accounts.

(2)
The percentage of our common stock beneficially owned was calculated based on 62,441,890 shares of common stock issued and outstanding as of June 15, 2013. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of our common stock held by such shareholder or group and exercisable within 60 days of June 15, 2013.

(3)	All shared directly owned by Mr. Decosimo.

(4)	All shared directly owned by Ms. Enden.

(5)	Includes 1,650 shares that Mr. Grant has the right to acquire by exercising options that are exercisable within 60 days after June 15, 2013. All other shares directly owned by Mr. Grant.

(6)
Includes 120 shares subject to restricted stock awards and 1,848 shares that Mr. Hall has the right to acquire by exercising options that are exercisable within 60 days after June 15, 2013. All other shares directly owned.

(7)	All shares directly owned by Mr. Hurwich.

(8)
Includes 666 shares owned by Ms. Jackson's spouse and 509 shares owned by an IRA for the benefit of Ms. Jackson; also includes 5,370 shares that Ms. Jackson has the right to acquire by exercising options that are exercisable with 60 days after June 15, 2013. All other shares directly owned.

(9)	Includes 1,650 shares that Ms. Kirkland has the right to acquire by exercising options that are exercisable within 60 days after June 15, 2013. All other shares directly owned by Ms. Kirkland.

(10)	Includes 35,000 shares subject to restricted stock awards and all other shares directly owned.

(11)	Includes 1,650 shares that Mr. Lane has the right to acquire by exercising options that are exercisable within 60 days after June 15, 2013. All other shares directly owned by Mr. Lane.

(12)	Includes 1,650 shares that Mr. Mauldin has the right to acquire by exercising options that are exercisable within 60 days after June 15, 2013. All other shares directly owned by Mr. Mauldin.

(13)
Includes 1,706 shares held in First Security's 401(k) plan and also includes 10,000 shares subject to restricted stock awards. Additionally, Ms. Cobb has the right to acquire 550 shares by exercising options that are exercisable within 60 days after June 15, 2013. All other shares directly owned.

(14)
Includes 1,716 shares held in First Security's 401(k) plan and also includes 10,000 shares subject to restricted stock awards. Additionally, Mr. Haddock has the right to acquire 805 shares by exercising options that are exercisable within 60 days after June 15, 2013. All other shares directly owned.

(15)	Includes 1,634 shares owned by an IRA for the benefit of Mr. Tietz's spouse and also includes 30,000 shares subject to restricted stock awards. All other shares directly owned.

(16)	Mr. Dell resigned on January 28, 2013 and all shares are directly owned.

(17)	Includes 13,523 shares that the owner has the right to acquire by exercising options that are exercisable within 60 days after June 15, 2013.

(18)
Each of EJF Debt Opportunities Master Fund, L.P., EJF Debt Opportunities Master Fund II, LP, EJF Financial Services Fund, LP and EJF Financial Opportunities Master Fund, LP is the record owner of the shares indicated. EJF Debt Opportunities GP, LLC serves as the general partner and investment manager of EJF Debt Opportunities Master Fund, L.P. and may be deemed to share beneficial ownership of the shares of Common Stock of which EJF Debt Opportunities Master Fund, L.P. is the record owner. EJF Debt Opportunities II GP, LLC serves as the general partner and investment manager of EJF Debt Opportunities Master Fund II, LP and may be deemed to share beneficial ownership of the shares of common stock of which EJF Debt Opportunities Master Fund II, LP is the record owner. EJF Financial Services GP, LLC serves as the general partner and investment manager of EJF Financial Services Fund, LP and may be deemed to share beneficial ownership of the shares of common stock of which EJF Financial Services Fund, LP is the record owner. EJF Financial Opportunities GP, LLC serves as the general partner of EJF Financial Opportunities Master Fund, LP and may be deemed to share beneficial ownership of the shares of common stock of which EJF Financial Opportunities Master Fund, LP is the record owner. EJF Capital LLC is the sole member and manager of each of EJF Debt Opportunities GP, LLC, EJF Debt Opportunities II GP, LLC, EJF Financial Services GP, LLC and EJF Financial Opportunities GP, LLC, and may be deemed to share beneficial ownership of the shares of common stock of which such entities may share beneficial ownership. EJF Capital LLC also serves as the investment manager of EJF Financial Opportunities Master Fund, LP and certain managed accounts and consequently may be deemed to share beneficial ownership of the shares held of record by EJF Financial Opportunities Master Fund, LP , 8267561 Canada, Inc. and HHMI VII, LLC. Emanuel J. Friedman is the controlling member of EJF Capital LLC and may be deemed to share beneficial ownership of the shares of common stock over which EJF Capital LLC may share beneficial ownership. The address of each EJF affiliate is 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201.

(19)
GF Financial II, LLC a Delaware limited liability company (“GFF II”), is the record holder of the shares indicated. Diaco Investments, L.P., is a Delaware limited partnership and 100% owner of GFF II (“Diaco”), Siget, LLC, is a Delaware limited liability company and general partner of Diaco (“Siget”), Simon Glick is a managing member of Siget and Seymour Pluchenik is a managing member of Siget. Each of the foregoing may be deemed to share voting and dispositive power with respect to the shares held by GFF II. The address of each GFF II affiliate is 810 Seventh Avenue, 28th Floor, New York, New York 10019.

(20)
MFP Partners, LP, a Delaware limited partnership (“MFP”), is the record holder of the shares indicated. MFP Investors LLC, a Delaware limited liability company, is the general partner of MFP (“MFP Investors”), and Michael F. Price is the managing partner of MFP and the managing member and controlling person of MFP Investors (the “MFP Reporting Persons”). Due to their respective relationships with MFP and each other, each of the MFP Reporting Persons may be deemed to share voting and dispositive power with respect to the shares presented. The address of the MFP Reporting Persons is 667 Madison Avenue, 25th Floor, New York, New York 10065.

(21)
Ulysses Management LLC is a Delaware limited liability company (“Ulysses Management”), Ulysses Partners, L.P., is a Delaware limited partnership (“Ulysses Partners”), Ulysses Offshore Fund, Ltd, is an exempted company incorporated and existing under the laws of the Cayman Islands (“Ulysses Offshore”), Joshua Nash LLC, is a Delaware limited liability company (“Nash LLC”), and Joshua Nash is a United States citizen. Ulysses Management, in its capacity as investment manager, may be deemed to share voting and investment power over the 5,130,000 shares beneficially owned by Ulysses Partners and the 870,000 shares beneficially owned by Ulysses Offshore, Nash LLC, as the managing general partner of Ulysses Partners, may be deemed to share voting and investment power over the 5,130,000 shares beneficially owned by Ulysses Partners, and Mr. Nash, as an executive of Ulysses Management, the sole member of Nash LLC and the President of Ulysses Offshore, may be deemed to share voting and investment power over the 6,000,000 shares beneficially owned by Ulysses Management and the 5,130,000 shares beneficially owned by Ulysses Partners and Ulysses Offshore. The address of each Ulysses Management affiliate is c/o Ulysses Management LLC, One Rockefeller Plaza, New York, New York 10020.

The following table sets forth information regarding our equity compensation plans under which shares of our common stock are authorized for issuance. The equity compensation plans maintained by us are the First Security Group, Inc. Second Amended and Restated 1999 Long-Term Incentive Plan, the First Security Group, Inc. 2002 Long-Term Incentive Plan, as amended, and the First Security Group, Inc. 2012 Long-Term Incentive Plan. All data is presented as of December 31, 2012.

	Number of securities to be issued upon exercise of outstanding options and vesting of restricted awards	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under the Plans (excludes outstanding options)
Equity compensation plans approved by security holders	165,257	$86.34	149,000
Equity compensation plans not approved by security holders	—	—	—
Total	165,257	$86.34	149,000

RELATED PARTY TRANSACTIONS

Policy

First Security recognizes that related party transactions may raise questions among shareholders as to whether those transactions are consistent with the best interests of First Security and our shareholders. It is First Security’s policy to enter into or ratify related party transactions only when the Board of Directors, acting through the Corporate Governance and Nominating Committee, determines that the related party transaction in question is in, or is not inconsistent with, the best interests of First Security and our shareholders, including but not limited to situations where First Security may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when First Security provides products or services to related parties on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, First Security has adopted a formal written policy, summarized below, for the review, approval or ratification of related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally, (2) transactions involving less than $100,000 when aggregated with all similar transactions, or (3) loans made by FSGBank in the ordinary course of business, on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.

Under the policy, any related party transaction must be reported to the Chief Financial Officer and the Corporate Governance and Nominating Committee and may be consummated or may continue only (1) if the Corporate Governance and Nominating Committee approves or ratifies such transaction and the committee believes that the transaction is in the best interests of First Security and our shareholders, or (2) if the transaction involves compensation that has been approved by the Corporate Governance and Nominating Committee and reported as required by the securities laws in the Proxy Statement to shareholders.

The current policy was formalized and approved by our Board of Directors in September 2011. The Board of Directors or the Committee will review and may amend this policy from time to time.

Loans and Other Banking Relationships

First Security and FSGBank have completed banking and other business transactions in the ordinary course of business with directors and officers of First Security and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest. These transactions take place on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated parties. In the case of all such related party transactions, each transaction was either approved by the Audit and Enterprise Risk Committee of the Board of Directors or by the Board of Directors. We expect we will continue to engage in similar banking and business transactions in the ordinary course of business with our directors, executive officers, principal shareholders and their associates in the future.

From time to time, FSGBank will extend loans to the directors and officers of First Security and their affiliates. None of these loans are currently nonaccrual, past due, restructured or potential problem loans. All such loans were: (i) made in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to First Security, and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2012, the aggregate amount of loans to such related parties was $16 thousand. All related party loans are term loans and thus, there are no unused lines of credit.

Triumph Engagement

On April 28, 2011, First Security engaged Triumph to provide strategic advisory services to First Security pursuant to the Engagement Agreement. Mr. Keller, a director of First Security until his resignation on May 13, 2013, is also a Managing Director of Triumph. First Security has paid Triumph $142,000 in 2011 and $140,000 in 2012. The Engagement Agreement expired on April 28, 2013.

Other Related Party Transactions

Under SEC regulations, First Security is required to disclose any transaction that was completed since the beginning of 2011, in which First Security was a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of First Security’s total assets at year end for the last two completed fiscal years, and any related person of First Security had a direct or indirect material interest. First Security did not engage in any transactions that satisfied that threshold.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires First Security’s directors and executive officers, and persons who own more than 10% of First Security common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of First Security. Directors, executive officers and greater than 10% shareholders are required by regulation to furnish First Security with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of these reports and certifications from our directors and officers, all of our directors and executive officers complied with all applicable Section 16(a) filing requirements during 2012. In regard to beneficial owners of more than 10% of outstanding shares of common stock, we are not aware that any person beneficially owns more than 10% of our common stock.

SHAREHOLDER PROPOSALS AND SHAREHOLDER COMMUNICATIONS

Shareholder Proposals for the 2014 Annual Meeting

To be considered for inclusion in next year’s proxy statement, all shareholder proposals must comply with applicable laws and regulations, including SEC Rule 14a-8, as well as First Security’s bylaws, and must be delivered in writing to the Corporate Secretary of First Security at its principal executive offices at 531 Broad Street, Chattanooga, Tennessee 37402, no later than 120 days before the one-year anniversary date that First Security released this Proxy Statement to shareholders for the 2013 Annual Meeting of Shareholders.

In accordance with our bylaws and subject to applicable laws and regulations promulgated by the SEC, a shareholder may nominate persons for election as directors. If the officer presiding at the Annual Meeting determines that a nomination was not made in accordance with the bylaws, the nomination may be disregarded. The bylaws require written notice to the Corporate Secretary of First Security of the nomination be received at our principal executive offices at least 60 days prior to the date of the Annual Meeting, assuming the meeting will be held the same date as the prior year’s Annual Meeting, or at least 60 days prior to the date of the Annual Meeting for that year provided that we have publicly announced the Annual Meeting date at least 75 days in advance. The notice must set forth:

(1)	the name, age, business address and residence address of all individuals nominated;

(2)	the principal occupation or employment of all individuals nominated;

(3)	the class and number of shares of First Security that are beneficially owned by all individuals nominated;

(4)
any other information relating to all individuals nominated that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the SEC’s rules and regulations thereunder and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of First Security are traded;

(5)	the name and record address of the nominating shareholder; and

(6)	the class and number of shares of First Security which are beneficially owned by the nominating shareholder.

With respect to other shareholder proposals, pursuant to SEC Rule 14a-4(c)(1), if the proponent of a shareholder proposal fails to notify the Company at least 45 days prior to the month and day of mailing the prior year’s proxy statement, the proxies of the Company’s management would be permitted to use their discretionary authority at the Company’s next Annual Meeting of Shareholders if the proposal were raised at the meeting without any discussion of the matter in the proxy statement. For purposes of the Company’s 2014 Annual Meeting of Shareholders, the deadline is February 21, 2014.

Shareholder Communications

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, by sending it to First Security Group, Inc., Attn: Secretary of the Board, 531 Broad Street, Chattanooga, Tennessee 37402. The Secretary will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

Householding

As permitted by applicable law, we may deliver only one copy of this Proxy Statement to shareholders residing at the same address unless the shareholders have notified us of their desire to receive multiple copies of the Proxy Statement. This is known as “householding.” We do this to reduce costs and preserve resources.

Upon oral or written request, we will promptly deliver a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Secretary of the Board. You may contact our Secretary of the Board at (423) 266-2000, by mail at First Security Group, Inc., Attn: Secretary of the Board, 531 Broad Street, Chattanooga, Tennessee 37402.

OTHER MATTERS

Management of First Security does not know of any matters to be brought before the Annual Meeting other than those described above. If any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

A copy of our 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the financial statements and notes thereto are being mailed to shareholders of record along with this Proxy Statement.

We have provided to each person solicited hereby a copy of our 2012 Annual Report on Form 10-K filed with the SEC (including the financial schedules thereto but without the exhibits) as part of our 2013 Annual Report to shareholders. We will furnish any exhibit to our Annual Report on Form 10-K to any person solicited hereby upon written request and payment of a reasonable fee as we may specify to cover our expenses in providing the exhibits. Requests may be addressed to First Security Group, Inc., Attn: Secretary of the Board, 531 Broad Street, Chattanooga, Tennessee 37402.

Our Annual Report on Form 10-K, including exhibits, is also accessible from our corporate website, www.FSGBank.com. This website also contains our other filings with the SEC, including but not limited to our quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these or other reports. These reports are accessible soon after we file them with the SEC.

By Order of the Board of Directors,

/s/ D. Michael Kramer
D. Michael Kramer
Chief Executive Officer and President

June 21, 2013

APPENDIX A

FIRST SECURITY GROUP, INC.
2012 LONG-TERM INCENTIVE PLAN
AS AMENDED AND RESTATED

FIRST SECURITY GROUP, INC.
2012 LONG-TERM INCENTIVE PLAN
AS AMENDED AND RESTATED

TABLE OF CONTENTS
Page
SECTION I. DEFINITIONS        A-3
1.1    DEFINITIONS        A-3
SECTION 2 THE LONG-TERM INCENTIVE PLAN        A-8
2.1    PURPOSE OF THE PLAN        A-8
2.2    STOCK SUBJECT TO THE PLAN        A-8
2.3    ADMINISTRATION OF THE PLAN        A-8
2.4    ELIGIBILITY AND LIMITS        A-8
SECTION 3 TERMS OF AWARDS        A-9
3.1    TERMS AND CONDITIONS OF ALL AWARDS        A-9
3.2    TERMS AND CONDITIONS OF OPTIONS.        A-10
3.3    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.        A-11
3.4    TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.        A-11
3.5    TERMS AND CONDITIONS OF CASH PERFORMANCE AWARDS.        A-12
3.6    TREATMENT OF AWARDS ON TERMINATION OF SERVICE        A-12
SECTION 4 RESTRICTIONS ON STOCK        A-13
4.1    ESCROW OF SHARES.        A-13
4.2    RESTRICTIONS ON TRANSFER.        A-13
SECTION 5 GENERAL PROVISIONS        A-13
5.1    WITHHOLDING.        A-13
5.2    CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION.        A-13
5.3    COMPLIANCE WITH CODE.        A-14
5.4    COMPLIANCE WITH BANKING REGULATIONS.        A-14
5.5    RIGHT TO TERMINATE EMPLOYMENT OR SERVICE.        A-14
5.6    NON-ALIENATION OF BENEFITS.        A-14
5.7    RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS.        A-15
5.8    LISTING AND LEGAL COMPLIANCE        A-15
5.9    TERMINATION AND AMENDMENT OF THE PLAN.        A-15
5.10    STOCKHOLDER APPROVAL.        A-15
5.11    CHOICE OF LAW.        A-15
5.12    EFFECTIVE DATE OF PLAN        A-15

FIRST SECURITY GROUP, INC.
2012 LONG-TERM INCENTIVE PLAN

SECTION I. DEFINITIONS

1.1    Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)“Affiliate” means:

(1)    Any Subsidiary or Parent;

(2)    An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)    Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)“Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c)“Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(d)“Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Other Stock-Based Awards, and Stock Appreciation Rights.

(e)“Bank” means FSGBank, N.A., a national banking association, or any successor thereto.

(f)“Board of Directors” means the board of directors of the Company.

(g)“Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

(h)“Change in Control” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, means and shall be deemed to have occurred upon the occurrence of any one or more of the following events arising after the date a Participant is granted an Award: (i) a “change in the ownership or effective control of a corporation, or (ii) a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Code Section 409A, provided, however, that for purposes of determining an “effective change of control, ” “50 percent” shall be used instead of “30 percent” and for purposes of determining a “substantial portion of the assets of a corporation,” “85 percent” shall be used instead of “40 percent.” Notwithstanding the foregoing, in the event of a merger, consolidation, reorganization, share exchange or other transaction as to which the holders of the capital stock of the Bank or the Company before the transaction continue after the transaction to hold, directly or indirectly through a holding company or otherwise, shares of capital stock of the Bank or the Company (or other surviving company) representing more than fifty percent (50%) of the value or ordinary voting power to elect directors of the capital stock of the Bank or the Company (or other surviving company), such transaction shall not constitute a Change in Control.

(i)“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

(j)“Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are “outside directors” as defined in Treas. Reg. § 1.162-27(e) and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Committee pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

(k)“Company” means First Security Group, Inc., a bank holding company incorporated under the laws of the State of Tennessee.

(l)“Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations promulgated thereunder.

(n)“Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(o)“Fair Market Value” means the value of a share of Stock as of a date, determined as follows:

(1)if the shares of Stock are readily tradable or reported on an established securities market, Fair Market Value of the Stock may be determined based upon the last sale before or the first sale after such date, the closing price on the trading day before or the trading day of such date, the arithmetic mean of the high and low prices on the trading day before or the trading day of such date, or any other reasonable method using actual transactions in the Stock as reported by such market or system; or

(2)if the shares of Stock are not readily tradable or reported on an established securities market, Fair Market Value shall mean the fair market value of a share of Stock determined by the reasonable application of a reasonable valuation method, where such valuation method is based on the facts, circumstances, and all other available information that are material to the value of the Company as of the valuation date.

An “established securities market” includes a national securities exchange which is registered under Section 6 of the Exchange Act; a foreign national securities exchange which is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market. For purposes of Clause (1), Fair Market Value of a share of Stock also may be determined using an average selling price during a specified period that is within thirty (30) days before or thirty (30) days after the applicable determination date provided that the process under which the Award is granted irrevocably specifies the commitment to the grant with a price set using such an average selling price before the beginning of the specified period. For purposes of Clause (2), the use of a value previously calculated under a reasonable valuation method is not reasonable as of a later date if such calculation fails to reflect information available after the date of the calculation that may materially affect the value of the Company or if the value was calculated with respect to a date that is more than twelve (12) months earlier than the date for which the valuation is being used. For purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with any other applicable requirements of Code Section 409A. Notwithstanding anything to the contrary in this Section 1.1(o), for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(p)“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

(q)“Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(r)“Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(s)“Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.
(t)“Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(u)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations and rulings thereunder.

(v)“Participant” means an individual who receives an Award hereunder.

(w)“Performance Goals” means performance goals intended by the Committee to constitute objective goals, either individually, alternatively or in any combination, applied to either the Company or any Affiliate, as a whole or to a business unit, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award as one or more of the following:

(i)	earnings per share;

(ii)	book value per share;

(iii)	operating cash flow;

(iv)	free cash flow;

(v)	cash flow return on investments;

(vi)	cash available;

(vii)	net income (before or after taxes);

(viii)	revenue or revenue growth;

(ix)	total shareholder return;

(x)	return on invested capital;

(xi)	return on shareholder equity;

(xii)	return on assets;

(xiii)	return on common book equity;

(xiv)	market share;

(xv)	economic value added;

(xvi)	operating margin;

(xvii)	profit margin;

(xviii)	stock price;

(xix)	operating income;

(xx)	EBIT or EBITDA;

(xxi)	expenses or operating expenses;

(xxii)	productivity of employees as measured by revenues, costs, or earnings per employee;

(xxiii)	working capital;

(xxiv)	improvements in capital structure;

(xxv)	cost reduction goals;

(xxvi)	level of loan loss reserve;

(xxvii)	return on tangible equity;

(xxviii)	net interest margin;

(xxix)	net interest spread;

(xxx)	liquidity ratio;

(xxxi)	capital ratio;

(xxxii)	asset quality;

(xxxiii)	interest rate risk;

(xxxiv)	efficiency ratio;

(xxxv)	growth ratio; and

(xxxvi)	any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under Financial Accounting Standards No. 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Code Section 162(m), if applicable.

(x)“Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

(y)“Plan” means the First Security Group, Inc. 2012 Long-Term Incentive Plan.

(z)“Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)    in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (i) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (ii) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)    in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient where (i) the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient expires, if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (ii) with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before a date that is at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date will is actually paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3)    in any case, as may otherwise be permitted under Code Section 409A.

(aa)“Stock” means the Company’s common stock, $0.01 par value per share.

(ab)“Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(ac)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Code Section 424(f) or regulations or rulings thereunder.

(ad)“Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE LONG-TERM INCENTIVE PLAN

2.1    Purpose of the Plan.  The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

2.2    Stock Subject to the Plan.

(a)    Subject to adjustment in accordance with Section 5.2, Six Million Two Hundred Fifty Thousand (6,250,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options.

(b)    Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from an Award of Stock upon vesting) will again be available for purposes of the Plan.

2.3    Administration of the Plan.

(a)The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

(b)Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company and/or the Chairman of the Committee to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan; (2) determine the number of shares of Stock subject to such Awards; provided however, that the resolution shall specify the total number of shares of Stock that may be granted subject to such Awards; (3) interpret the provisions of an Award Agreement or Award Program; and / or (4) determine the treatment of Awards upon a Termination of Employment or Separation from Service.

2.4    Eligibility and Limits.  Awards may be granted only to officers, employees, directors, consultants, and other service providers3 of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards), to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code, may be granted during any calendar year to any employee may not exceed fifty thousand (50,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed One Hundred Thousand Dollars ($100,000). If, after grant, an Option or Stock Appreciation Right is cancelled, the cancelled Award shall continue to be counted against the maximum number of shares for which Options and Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3 TERMS OF AWARDS

3.1    Terms and Conditions of All Awards.

(a)    The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)    Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void. To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award. The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

(c)    The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

(d)    Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award. Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)    Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

(f)    After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

3.2    Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)    Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

(b)    Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

(c)    Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(1)    by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2)    in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(3)    by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)    Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)    Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)    Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.
(g)    No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.
(h)    No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the Exercise Price of an Option may not be reduced, directly or indirectly, after the grant of the Option, including any surrender of the Option in consideration of, or in exchange for: (1) the grant of a new Option having an Exercise Price below that of the Option that was surrendered; (2) Stock; (3) cash; or (4) any other Award.

3.3    Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (i) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (ii) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)    Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)    No Repricing or Buyouts. Except as provided in Section 5.2, without the approval of the Company’s stockholders, the price of a Stock Appreciation Right may not be reduced, directly or indirectly, after the grant of the Stock Appreciation Right, including any surrender of the Stock Appreciation Right in consideration of, or in exchange for: (1) the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered; (2) Stock; (3) cash, or (4) any other Award.

3.4    Terms and Conditions of Other Stock-Based Awards. An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) a number of, or the value of, a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee or (iii) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of a specified number, of shares of Stock determined by the Committee. At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals or other performance criteria, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a)    Payment. Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of an Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.

(c)    Any Other Stock-Based Award representing a Stock grant shall contain forfeitability provisions based upon the achievement of Performance Goals or upon completing a post-grant period of service of no less than three (3) years, with partial vesting allowed for a period of service of less than three (3) years ; provided, however, that any Other Stock-Based Award representing a Stock grant may be issued without such forfeitability provisions if it is granted only in lieu of salary or cash bonus otherwise payable to a Participant and, in such case, may be granted at up to a fifteen percent (15%) discount to the Fair Market Value of the Stock as of the date of grant if the Stock is subject to material restrictions on transferability.

3.5    Terms and Conditions of Cash Performance Awards. A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals or other performance criteria, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)    Payment. Payment in respect of Cash Performance Awards shall be made by the Company in cash.

(b)    Conditions to Payment. Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

3.6    Treatment of Awards on Termination of Service. Except as otherwise provided by Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise subsequently determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4 RESTRICTIONS ON STOCK

4.1    Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program.  During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the period specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2    Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5 GENERAL PROVISIONS

5.1    Withholding.  The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock the Participant is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2    Changes in Capitalization; Merger; Liquidation.

(a)    The number and kind of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number and kind of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option; the specified number and kind of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains; the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Committee; the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year; and the threshold price of each outstanding Stock Appreciation Right, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)    In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a Change in Control, that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new awards by the Company or by a third party, the settlement of any Award in cash or cash equivalents, the acceleration of Awards, the removal of restrictions on outstanding Awards, other adjustments to outstanding Awards or the termination of outstanding Awards in exchange for the cash value, if any, determined in good faith by the Committee of the vested and/or unvested portion of the Awards, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. The Committee may also use the Plan to assume awards not originally granted under the Plan. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)    Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer in lieu of the shares of Stock that are subject to the Award.

(d)    The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3    Compliance with Code.

(a)    Code Section 422.    All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b)    Code Section 409A.    Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.4    Compliance with Banking Regulations. The Plan and all Awards granted pursuant to the Plan are subject to and shall be administered in accordance with all applicable federal and state banking regulations and limitations. If any provision in the Plan or any Award granted pursuant to the Plan is contrary to applicable federal and state banking regulations and limitations, such banking regulations and limitations shall govern and any and all contravening provisions of the Plan and / or Award shall be deemed void to the extent necessary to resolve the conflict.

5.5    Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.6    Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7    Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8    Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9    Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.2 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. Unless the Award Agreement or Award Program explicitly provides otherwise, no such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award. The Board of Directors shall consider that to preserve the Plan’s ability to grant Incentive Stock Options, stockholder approval is required for any amendment to the Plan that increases the number of shares of Stock available for the grant of Incentive Stock Options under the Plan or changes the employees (or class of employees) eligible to receive Incentive Stock Options, or if the Plan is assumed in connection with a corporate transaction which results in a change in either the granting corporation or the stock available for purchase or grant under the Plan; provided, however, in the case of a consolidation or similar transaction, if the Plan is fully described in the agreement or other document reflecting the transaction and the transaction is approved by stockholders, no further stockholder approval of the Plan shall be required.

5.10    Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Award granted hereunder will be void.

5.11    Choice of Law.  The laws of the State of Tennessee shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12    Effective Date of Plan.  The Plan shall become effective as of the date the Plan was approved by the Board of Directors, regardless of the date the Plan is signed.

IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective, pursuant to Section 5.12, as of March 28, 2012, the date of its adoption by the Board of Directors.

FIRST SECURITY GROUP, INC.

By: _/s/ D. Michael Kramer_ __________

Title: _Chief Executive Officer___________

APPENDIX B

TAX BENEFITS PRESERVATION PLAN
dated as of
October 30, 2012
between
FIRST SECURITY GROUP, INC.
and
REGISTRAR AND TRANSFER COMPANY
as Rights Agent

TAX BENEFITS PRESERVATION PLAN
TAX BENEFITS PRESERVATION PLAN (this “Plan”) dated as of October 30, 2012, between First Security Group, Inc., a Tennessee corporation (the “Company”), and Registrar and Transfer Company, as Rights Agent (the “Rights Agent”).
W I T N E S S E T H
WHEREAS, (a) the Company and certain of its Subsidiaries have generated certain Tax Benefits (as defined below) for United States federal income tax purposes; (b) the Company desires to avoid an “ownership change” within the meaning of Section 382 (as defined below), and thereby preserve the Company's ability to utilize such Tax Benefits, and (c) in furtherance of such objective, the Company desires to enter into this Plan;
WHEREAS, on October 24, 2012, the Board of Directors of the Company has adopted resolutions creating a series of preferred stock designated as “Series B Participating Preferred Stock” and has authorized and declared a dividend of one preferred share purchase right (a “Right”) in respect to each share of Common Stock (as defined below) outstanding at the Close of Business (as defined below) on November 12, 2012 (the “Record Date”) and authorized the issuance, upon the terms and subject to the conditions herein, of one Right (subject to adjustment) in respect of each share of Common Stock issued after the Record Date, each Right representing the right to purchase, upon the terms and subject to the conditions herein, one one-thousandth (subject to adjustment) of a share of Preferred Stock (as defined below);
NOW, THEREFORE, the parties hereto agree as follows:
Section 1.    Definitions. The following terms, as used herein, have the following meanings:

“5% Shareholder” means (i) a Person or group of Persons that is a “5-percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Treasury Regulation Section 1.382-2T(f)) of the Company if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Company pursuant to Treasury Regulation Section 1.382-2T(g).
“Acquire” (or “Own”) means to obtain (or have, respectively) ownership for purposes of Section 382 of the Code without regard to the constructive ownership rules described in Treasury Regulation Section 1.382‑2T(h)(2), (h)(3) and (k) (and “Acquisition” shall have a correlative meaning).
“Acquiring Person” means any Person who or which is or becomes a 5% Shareholder (other than by reason of Treasury Regulation Section 1.382-2T(j)(3)(i), or solely as a result of a transaction in which no “5-percent shareholder” (as defined in Section 382 of the Code and Treasury Regulations thereunder) experiences an increase in its percentage stock ownership interest of the Company, as determined in accordance with Treasury Regulation Sections 1.382-2(a), 1.382- 2T(g), (h), (j) and (k) and other pertinent Internal Revenue Service guidance), whether or not such Person continues to be a 5% Shareholder, but shall not include:
(i)any Exempt Person;

(ii)any Grandfathered Person;

(iii)any Person who or which the Board determines, in its sole discretion, has inadvertently become a 5% Shareholder (or has inadvertently failed to continue to qualify as a Grandfathered Person), so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient Company Securities so that such Person's Percentage Stock Ownership is less than 5% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person, the Company Securities that caused such Person to so fail to qualify as a Grandfathered Person;

(iv)any Person that has become a 5% Shareholder if the Board in good faith determines that such Person's attainment of 5% Shareholder status has not jeopardized or endangered the Company's utilization of the Tax Benefits or is otherwise in the best interests of the Company; provided that such Person does not increase its Percentage Stock Ownership over such Person's lowest Percentage Stock Ownership immediately following such determination by the Board, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, (B) transfers to such Person of Company Securities by the Company, if the Board determines, in its sole discretion, that such transfer would not jeopardize or endanger the Company's utilization of the Tax Benefits or is otherwise in the best interests of the Company, or (C) any redemption of Company Securities by the Company; and provided further that such Person shall be an “Acquiring Person” if the Board makes a contrary determination in good faith;

(v)any Person if, on the date that would have been (absent this clause (v) of the definition of “Acquiring Person”) a Stock Acquisition Date with respect to such Person, such Person does not Beneficially Own any Company Securities; and

(vi)any Person that Beneficially Owns at least a majority of the Common Stock following consummation of a Qualified Offer.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.
A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” any securities (i) which such Person directly owns or (ii) which such Person would be deemed to constructively own pursuant to Section 382 of the Code and the Treasury Regulations promulgated thereunder.
“Board” means the Board of Directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
“Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided that if such date is not a Business Day “Close of Business” means 5:00 p.m., New York City time, on the next succeeding Business Day.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.
“Company Securities” means (i) shares of Common Stock, (ii) shares of preferred stock (other than Straight Preferred Stock) of the Company, (iii) warrants, rights, or options (including any interest treated as an option pursuant to Treasury Regulation Section 1.382‑4(d)(9)) to acquire stock (other than Straight Preferred Stock) of the Company and (iv) any other interest that would be treated as “stock” of the Company pursuant to Treasury Regulation Section 1.382‑2T(f)(18).
“Distribution Date” means the earlier of (i) the Close of Business on the tenth Business Day after a Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day (or such later day as may be designated prior to a Stock Acquisition Date by the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would or could be an Acquiring Person; provided, however, that if either of such dates occurs after the public announcement of this Plan and on or prior to the Record Date, then the Distribution Date shall be the Record Date.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, unless otherwise expressly specified.

“Exempt Person” means the Company, any Subsidiary of the Company (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity or trustee holding Company Securities to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement.
“Expiration Date” means the earliest of (i) the Final Expiration Date, (ii) the time at which all Rights are redeemed as provided in Section 19 or exchanged as provided in Section 20, (iii) the first day of a taxable year of the Company as to which the Board of Directors determines that no Tax Benefits may be carried forward, (iv) a date prior to a Stock Acquisition Date on which the Board of Directors determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company, (v) the repeal or amendment of Section 382 or any successor statute, if the Board of Directors determines that this Plan is no longer necessary for the preservation of Tax Benefits, (vi) the final adjournment of the Company's 2013 annual meeting of stockholders if the approval of a majority of the stockholders voting at such meeting has not been received before such time, and (vii) the Close of Business on the date that is the final adjournment of the third annual meeting of stockholders following the last annual meeting of stockholders at which this Plan was most recently approved by a majority of stockholders voting at such meeting, unless the Plan is re-approved by a majority of the stockholders at such third annual meeting of stockholders.
“Final Expiration Date” means October 30, 2022.
“Grandfathered Person” means:

(i)
any Person who would otherwise qualify as an Acquiring Person as of immediately prior to the public announcement of this Plan, unless and until such Person's Percentage Stock Ownership shall be increased by more than one-tenth of one percentage point over such Person's lowest Percentage Stock Ownership immediately prior to the public announcement of this Plan or thereafter, other than any increase pursuant to or as a result of (A) the exercise of any option, warrant or convertible instrument to purchase Company Securities that such Person held as of immediately prior to the public announcement of this Plan, (B) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company, (C) any redemption or repurchase of Company Securities by the Company, or (D) any transfer to such Person of Company Securities by the Company, if the Board determines, in its sole discretion, that such transfer would not jeopardize or endanger the Company's utilization of the Tax Benefits or is otherwise in the best interests of the Company; and

(ii)
any Person who would otherwise qualify as an Acquiring Person as a result of a redemption or repurchase of Company Securities by the Company, unless and until such Person's Percentage Stock Ownership shall be increased by more than one-tenth of one percentage point over such Person's lowest Percentage Stock Ownership on or after the date of such redemption or repurchase, other than any increase pursuant to or as a result of (A) a stock dividend, stock split, reverse stock split or similar transaction effected by the Company or (B) any subsequent redemption or repurchase of Company Securities by the Company.

“Percentage Stock Ownership” means the percentage stock ownership interest of the Company, as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k) and other pertinent Internal Revenue Service guidance; provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Company Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382‑2T(h)(2)(i)(A).
“Person” means any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.
“Preferred Stock” means the Series B Participating Preferred Stock, no par value, of the Company, having the terms set forth in the form of articles amendment attached hereto as Exhibit A.

“Purchase Price” means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-thousandth of a share of Preferred Stock (subject to adjustment as provided herein) upon exercise of a Right, which price shall initially be $20.00.
“Qualified Offer” shall mean an offer determined by a majority of the Board to have each of the following characteristics with respect to the Common Stock:

(i)	a tender or exchange offer for all of the outstanding shares of Common Stock at the same per-share consideration;

(ii)	an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

(iii)
an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the Common Stock being tendered and not withdrawn as of the offer's expiration date, which condition shall not be waivable;

(iv)
an offer pursuant to which the Person making such offer has announced that it intends, as promptly as practicable upon successful completion of the offer, to consummate a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same form and amount of consideration per share actually paid pursuant to the offer, subject to stockholders' statutory appraisal rights, if any.

“Section 382” means Section 382 of the Code, or any comparable successor provision.
“Securities Act” means the Securities Act of 1933, as amended, unless otherwise expressly specified.
“Stock Acquisition Date” means the date of the first public announcement (including the filing of a report on Schedule 13D or Schedule 13G under the Exchange Act (or any similar or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.
“Straight Preferred Stock” means preferred stock that is not treated as stock pursuant to Treasury Regulation Section 1.382-2(a)(3).
“Subsidiary” of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.
“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries.
“Trading Day” means a day on which the principal national securities exchange or over-the-counter market on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange or over-the-counter market, a Business Day.
“Treasury Regulation” means any final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Company	Preamble
Exchange Ratio	20
Ownership Statement	3(a)
Plan	Preamble
Record Date	Recitals
Redemption Price	19
Rights	Recitals
Rights Agent	Preamble
Right Certificate	4
Trust	20
Trust Agreement	20

Section 2.Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Plan shall refer to this Plan as a whole and not to any particular provision of this Plan. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Exhibits are to Sections and Exhibits of this Plan unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Plan as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Plan. Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to any statute, rules or regulations shall be deemed to refer to such statute, rules or regulations as amended from time to time and to any successors thereto.

Section 3.Issuance of Rights and Right Certificates. (a) As soon as practicable after the Record Date, the Company will send a summary of the Rights substantially in the form of Exhibit B hereto, by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Record Date. Certificates for the Common Stock, or current ownership statements issued with respect to uncertificated shares of Common Stock in lieu of such a certificate (an “Ownership Statement”) (which Ownership Statements shall be deemed to be Right Certificates), issued after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date shall have printed or written on or otherwise affixed to them the following legend:

This [certificate] [statement] also evidences certain Rights as set forth in a Tax Benefits Preservation Plan between First Security Group, Inc. (the “Company”) and Registrar and Transfer Company, as Rights Agent, dated as of October 30, 2012, and as amended from time to time (the “Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this [certificate] [statement] a copy of the Plan without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Plan, such Rights may be evidenced by separate [certificate] [statements] instead of by this [certificate] [statement] and may be redeemed or exchanged or may expire.
As set forth in the Plan, Rights issued or transferred to, or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person (as such terms are defined in the Plan), whether currently

Beneficially Owned by or on behalf of such Person or by any subsequent holder, may be null and void.
(b)Prior to a Distribution Date, (i) the Rights will be evidenced by certificates for the Common Stock or Ownership Statements and not by separate Right Certificates (as hereinafter defined) and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock.

(c)From and after a Distribution Date, the Rights will be evidenced solely by separate Right Certificates or Ownership Statements and will be transferable only in connection with the transfer of the Right Certificates pursuant to Section 5. As soon as practicable after the Company has notified the Rights Agent of the occurrence of a Distribution Date, the Rights Agent will send, by first class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person), one or more Right Certificates evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 9, the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments in accordance with Section 11(a) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.

(d)Rights shall be issued in respect of all shares of Common Stock outstanding as of the Record Date or issued (on original issuance or out of treasury) after the Record Date but prior to the earlier of a Distribution Date and the Expiration Date. In addition, in connection with the issuance or sale of shares of Common Stock following a Distribution Date and prior to the Expiration Date, the Company (x) shall, with respect to shares of Common Stock so issued or sold (i) pursuant to the exercise of stock options or under any employee plan or arrangement or (ii) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date, and (y) may, in any other case, if deemed appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise be made in lieu of the issuance thereof.

Section 4.Form of Right Certificates. (a) The certificates evidencing the Rights (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) (the “Right Certificates”) shall be printed on standard certificate paper compatible with the Rights Agent's printing specifications with the content substantially in the form of Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates, whenever distributed, shall be dated as of the Record Date.

(b)The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary, an Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such Person was not such an officer.

(c)Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock issuable upon exercise of the Rights made in accordance with the provisions of this Plan.

Section 5.Registration; Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)     Following a Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office or offices designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate and the certificate number.
(b)At any time after a Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth in this Plan, be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has complied with the requirements of Section 6(f). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 6(e), 6(f), 8(e), 11 and 20, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates as so requested. The Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer or exchange of any Right Certificate or Certificates.

(c)Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 6.Exercise of Rights.

(a)    The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 6(e), 6(f) and 8(c)) in whole or in part at any time after a Distribution Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check or bank draft payable in immediately available or next day funds to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.
(b)Upon satisfaction of the requirements of Section 6(a) and subject to Section 17(k), the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent therefor) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the shares of Preferred Stock issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of one one-thousandths of a share of Preferred Stock to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent and the Company will direct the depositary agent to comply with such request), (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 11 and (iii) after receipt of such certificates or depositary receipts and cash, if any, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder). If the Company is obligated to deliver Common Stock or other securities or assets pursuant to this Plan, the Company will make all arrangements necessary so that such securities and assets are available for delivery by the Rights Agent, if and when appropriate.

(c)Each Person (other than the Company) in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Preferred Stock are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

(d)In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 12.

(e)Notwithstanding anything in this Plan to the contrary, any Rights Beneficially Owned by (i) an Acquiring Person from and after the date on which the Acquiring Person becomes such or (ii) a transferee of Rights Beneficially Owned by an Acquiring Person who (A) becomes a transferee after the Stock Acquisition Date with respect to such Acquiring Person or (B) becomes a transferee prior to or concurrently with the Stock Acquisition Date with respect to such Acquiring Person and receives such Rights (I) with actual knowledge that the transferor is or was an Acquiring Person or (II) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (y) a transfer which the Board determines in good faith is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 6(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under this Plan or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 6(e) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any transferee of an Acquiring Person hereunder.

(f)Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer pursuant to Section 5 or exercise pursuant to this Section 6 unless the registered holder of the applicable Rights (i) shall have completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated an affirmative response to clause 1 or 2 thereof and (iii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.

Section 7.Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for exercise, transfer or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Plan. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall cancel, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 8.Reservation and Availability of Capital Stock.
(a)The Company covenants and agrees that it will cause to be reserved and kept available a number of authorized but not outstanding shares of Preferred Stock sufficient to permit the exercise in full of all outstanding Rights as provided in this Plan.

(b)So long as the Preferred Stock or other securities issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.

(c)The Company shall (i) file, as soon as practicable following the earliest date after a Stock Acquisition Date and determination of the consideration to be delivered by the Company upon exercise of the Rights in accordance with Section 9(a)(ii), or as soon as is required by law following a Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in Section 8(c)(i), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect. Notwithstanding anything contained in this Plan to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.

(d)The Company shall take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock or other securities issuable upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly authorized, validly issued, fully paid and nonassessable.

(e)The Company shall pay when due and payable any and all federal and state transfer taxes and other governmental charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for Preferred Stock or other securities upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or other governmental charge that may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or any certificates for Preferred Stock or other securities to a Person other than the registered holder of the applicable Right Certificate. Prior to any such issuance or delivery of any Right Certificates or any certificates for Preferred Stock or other securities, any such transfer tax or other governmental charge shall have been paid by the holder of such Right Certificate or it shall have been established to the Company's satisfaction that no such tax or other governmental charge is due.

Section 9.Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

(a)(i)    To preserve the actual or potential economic value of the Rights, if at any time after the date hereof there shall be any change in the Common Stock or the Preferred Stock, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Stock, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise, then, in each such event the Board shall make such appropriate adjustments in the number of shares of Preferred Stock (or the number and kind of other securities) issuable upon exercise of each Right (or in exchange for any Right pursuant to Section 20), the Purchase Price and Redemption Price in effect at such time and/or the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each share of Common Stock) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event. If an event occurs that requires an adjustment under both this Section 9(a)(i) and Section 9(a)(ii), the adjustment provided for in this Section 9(a)(i) shall be made prior to, and in addition to, any adjustment required pursuant to Section 9(a)(ii).
(ii)If any Person becomes at any time after the public announcement of this Plan an Acquiring Person, then each holder of a Right shall (except as otherwise provided herein, including Section 6(e)) be entitled to receive upon exercise thereof (in accordance with the provisions of Section 6) at the then current Purchase Price such number of one-thousandths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Plan and in lieu of shares of Preferred Stock, such number of shares of Common Stock equal to the result obtained by dividing:
(x)    the product obtained by multiplying the then current Purchase Price by the number of one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence (such product being from such time on the “Purchase Price” for each Right and for all purposes of this Plan) by
(y)    50% of the current market price per share of Common Stock (determined pursuant to Section 9(b)(i)) on the date of such first occurrence.

(iii)In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights as contemplated in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of shares of Preferred Stock or fraction thereof such that the current market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current market price of one share of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.
(b)(i)    For purposes of computations hereunder other than computations made pursuant to Section 12, the “current market price” per share of Common Stock on any date shall be the average of the daily closing prices per share of such Common Stock at the close of the regular session of trading for the 30 Trading Days immediately prior to such date; and for purposes of computations made pursuant to Section 11, the “current market price” per share of Common Stock for any Trading Day shall be the closing price per share of Common Stock at the close of the regular session of trading for such Trading Day; provided that if the current market price per share of the Common Stock is determined during a period that is in whole or in part following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities exercisable for or convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current market price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, at the close of the regular session of trading or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system at the close of the regular session of trading with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the- counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board (in each case prices which are not identified as having been reported late to such system). If on any such date, no market maker is making a market in the Common Stock or the Common Stock is not publicly held or not so listed or traded, the “current market value” of such shares on such date shall be as determined in good faith by the Board (or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board) which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
(i)For the purpose of any computation hereunder, the “current market price” per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 9(b)(i) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in such manner, the “current market price” per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, reverse stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Plan) multiplied by the current market price per share of Common Stock (as determined pursuant to Section 9(b)(i)). For all purposes of this Plan, the “current market price” of one one-thousandth of a share of Preferred Stock shall be equal to the “current market price” of one share of Preferred Stock divided by 1,000.
(ii)For the purpose of any computation hereunder, the value of any securities or assets other than Common Stock or Preferred Stock shall be the fair value as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
(c)Notwithstanding any provision of this Plan to the contrary, no adjustment of any item described in Section 9(a)(i) (e.g., the Purchase Price, the Redemption Price, the number of shares of Preferred Stock issuable upon exercise of the Rights) shall be required unless such adjustment would require an increase or decrease of at least 1% in the relevant item; provided that any adjustments which by reason of this Section 9(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-thousandth of a share of Common Stock or other share or one-hundred millionth of a share of Preferred Stock, as the case may be.

(d)All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase Price then in effect, the then applicable number of one-thousandths of a share of Preferred Stock and other capital stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(e)Irrespective of any adjustment or change in the Purchase Price or the number of one-thousandths of a share of Preferred Stock or other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(f)In any case in which this Section 9 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one-thousandths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise over and above the number of one-thousandths of a share of Preferred Stock or other capital stock, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(g)Anything in this Section 9 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 9, as and to the extent that it, in its sole discretion, determines to be advisable so that any consolidation or subdivision of the Preferred Stock or Common Stock, issuance wholly for cash of any Preferred Stock or Common Stock at less than the current market price, issuance wholly for cash of any Preferred Stock, Common Stock or securities which by their terms are convertible into or exercisable for Preferred Stock or Common Stock, stock dividends or issuance of rights, options or warrants referred to in this Section 9 hereafter made by the Company to the holders of its Preferred Stock or Common Stock shall not be taxable to such stockholders.

(h)The Company agrees that after a Distribution Date, it will not, except as permitted by Sections 19, 20 or 23, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 10.Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 9, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (iii) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to a Distribution Date, to each holder of a certificate representing shares of

Common Stock) in the manner set forth in Section 22. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 11.Fractional Rights and Fractional Shares.

(a)The Company is not required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of any such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market price of a whole Right. For purposes of this Section 11(a), the current market price of a whole Right shall be the closing price of a Right at the close of the regular session of trading for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be determined in the manner set forth for the Common Stock in Section 9(b)(i).

(b)The Company is not required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or upon exchange of the Rights pursuant to Section 20(a), and the Company is not required to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-thousandth of a share of Preferred Stock. For purposes of this Section 11(b), the current market price of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 9(b)) for the Trading Day immediately prior to the date of such exercise.

(c)Upon any exchange pursuant to Section 20(c), the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of a share of Common Stock. For purposes of this Section 11(c), the current market price of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 9(b)) for the Trading Day immediately prior to the date of such exercise or exchange.

(d)Each holder of a Right, by his acceptance of the Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 11.

Section 12.Rights of Action. All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 15 hereof, are vested in the respective registered holders of the Right Certificates (and, before the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, before the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, before the Distribution Date, of the Common Stock), on such holder's own behalf and for such holder's own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate (or, before the Distribution Date, such Common Stock) in the manner provided in such Rights Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Plan.

Section 13.Agreement of Right Holders. Each holder of a Right, by his acceptance of the Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)prior to a Distribution Date, the Rights will be evidenced by and transferable only in connection with the transfer of Common Stock;

(b)after a Distribution Date, the Rights will be evidenced by Right Certificates and transferable only on the registry books of the Rights Agent pursuant to Section 5;

(c)subject to Sections 5 and 6, the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to a Distribution Date, a certificate representing shares of Common Stock or an Ownership Statement) is registered as the absolute owner of such certificate and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the certificate representing shares of Common Stock or Ownership Statement made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 6(e), shall be affected by any notice to the contrary; and

(d)notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 14.Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 21), or to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 15.Appointment of Rights Agent.

(a)The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. If the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall determine.
(b)The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the execution or administration of this Plan and the exercise and performance of its duties hereunder. The Company also shall indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the administration of this Plan or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability.
Section 16.Merger or Consolidation or Change of Name of Rights Agent.

(a)Any corporation into or with which the Rights Agent or any successor Rights Agent may be merged, consolidated or combined, any corporation resulting from any merger, consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any party hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 18. If at the time such successor Rights Agent succeeds to the agency created by this Plan any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.
(b)If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.
Section 17.Duties of the Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)Whenever in the performance of its duties under this Plan the Rights Agent deems it necessary that any fact or matter (including the identity of any “Acquiring Person” and the determination of “current market price”) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the President or any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Plan in reliance upon such certificate.

(c)The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d)The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)The Rights Agent shall not be responsible (i) in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof), (ii) for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate, (iii) for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 6(e)) or (iv) any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided herein or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment). The Rights Agent shall not by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Plan or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f)The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

(g)The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer.

(h)The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to any holders of Rights resulting from any such act, default, neglect or misconduct; provided that reasonable care was exercised in the selection and continued employment thereof.

(j)No provision of this Plan shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the cases may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l)The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the administration of this Plan or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 18.Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon 30 days' notice to the Company and to each transfer agent of the Common Stock and Preferred Stock. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, after a Distribution Date, to the holders of the Right Certificates. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized, in good standing and doing business under the laws of the United States or of any state of the United States, authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in Section 18(a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, subsequent to a Distribution Date, mail a notice thereof to the registered holders of the Right Certificates.

Failure to give any notice provided for in this Section 18, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 19.Redemption.

(a)At any time prior to a Distribution Date, the Board may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, as such amount may be appropriately adjusted pursuant to Section 9(a)(i) (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock, or such other form of consideration as the Board shall determine.

(b)Immediately upon the action of the Board electing to redeem the Rights (or at such later time as the Board may establish for the effectiveness of such redemption) and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in Section 22; provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 20.Exchange.

(a)At any time on or after a Stock Acquisition Date, with respect to all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to Section 6(e)), the Board may, at its option, exchange for each Right one share of Common Stock, subject to adjustment pursuant to Section 9(a)(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

(b)Immediately upon the effectiveness of the action of the Board to exchange any Rights pursuant to Section 20(a) (or at such later time as the Board may establish) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of a holder of such Rights shall be to receive that number of fractional shares of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 22; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Rights for shares of Common Stock will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to Section 6(e)) held by each holder of Rights.

(c)In lieu of exchanging all or any part of the then outstanding and exercisable Rights for shares of Common Stock in accordance with Section 20(a), the Board may, at its option, substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof such that the current market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current market price of one share of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.

(d)Prior to effecting an exchange pursuant to this Section 20, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the fractional shares of Preferred Stock, or shares of Common Stock or other securities, if any, issuable pursuant to the exchange, and all Persons entitled to receive shares or other securities pursuant to the exchange shall be entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares or other securities are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

Section 21.Notice of Proposed Actions and Certain Other Matters.

(a)If the Company proposes, at any time after a Distribution Date, (i) to pay any dividend payable in stock of any class or to make any other distribution (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company) to the holders of Preferred Stock, (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock), (iv) to effect, or permit any of its Subsidiaries to effect, any consolidation, merger or combination with any other unaffiliated Person, or to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, (v) to effect the liquidation, dissolution or winding-up of the Company or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right, a notice of such proposed action specifying the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, combination, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Preferred Stock or Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 21(a)(i) or 21(a)(ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Preferred Stock, whichever shall be earlier. The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
(b)(i) The Company shall as soon as practicable after a Stock Acquisition Date give to each holder of a Right, in accordance with Section 22, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 9(a)(ii), and (ii) all references in Section 21 to Preferred Stock shall be deemed thereafter to refer to Common Stock or other capital stock, as the case may be.
Section 22.Notices. Except as set forth below, all notices, requests and other communications to any party hereunder and to the holder of any Right shall be in writing unless otherwise expressly specified herein. Notices or demands authorized by this Plan to be given or made to or on the Company or (subject to Section 18) the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail (postage prepaid) to the addresses set forth below (or such other address as such party specifies in writing to the other party):

if to the Company, to:
First Security Group, Inc.
531 Broad Street
Chattanooga, Tennessee 37402
Attention: John R. Haddock
Telephone: (423) 266-2000
Facsimile: (423) 756-7539
if to the Rights Agent, to:
Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Attention: Ruby Singh, Account Executive
Telephone: (800) 866-1340 ext. 2512
Facsimile: (908) 497-2310

Except as otherwise expressly set forth in this Plan, notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate any certificate representing shares of Common Stock is sufficiently given or made if sent by first class mail (postage prepaid) to each record holder of such Certificate at the address of such holder shown on the registry books of the Company. Notwithstanding anything in this Plan to the contrary, prior to a Distribution Date a public filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Plan and no other notice need be given to such holders.
Section 23.Supplements and Amendments. At any time on or prior to a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of any holders of Rights. At any time after the occurrence of a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause this Plan again to become amendable other than in accordance with this sentence, or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Plan, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be required to, execute any supplement or amendment that adversely affects its rights, duties or obligations under this Agreement.

Section 24.Successors. All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 25.Determinations and Actions by the Board, etc. The Board shall have the exclusive power and authority to administer this Plan and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Plan (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Plan). All such actions, calculations, interpretations and determinations which are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties.

Section 26.Benefits of This Plan. Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the certificates or ownership statements representing the shares of Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to a Distribution Date, the certificates representing the shares of Common Stock).

Section 27.Severability. If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 28.Governing Law. This Plan, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 29.Counterparts. This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 30.Descriptive Headings. Descriptive headings of the several sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed by their respective authorized officers as of the day and year first above written.

First Security Group, Inc.

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Executive Vice President and Chief Financial Officer

REGISTRAR AND TRANSFER COMPANY

By:	/s/ Nicola Giancaspro
Name:	Nicola Giancaspro
Title:	Vice President

EXHIBIT A
FORM OF
ARTICLES OF AMENDMENT
TO THE
CHARTER OF INCORPORATION
FOR
FIRST SECURITY GROUP, INC.
First Security Group, Inc. (the “Corporation”) files these Articles of Amendment pursuant to Sections 48-20-102 and 48-20-106 of the Tennessee Business Corporation Act.

I.

NAME. The name of the Corporation is First Security Group, Inc.

II.

AMENDMENT. The Amended and Restated Articles of Incorporation of the Corporation are hereby amended by the addition of a new Article XIV, stating the number, designation, relative rights, preferences and limitations of a new series of preferred stock as fixed by the board of directors, which article shall read in its entirety as follows:

“ARTICLE XIV
DESIGNATION OF SERIES B PARTICIPATING PREFERRED STOCK

Section 14.1.Designation and Number of Shares. The shares of such series shall be designated as “Series B Participating Preferred Stock” (the “Series B Preferred Stock”), and the number of shares constituting such series shall be 150,000. Such number of shares of the Series B Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

Section 14.2.Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, regular quarterly dividends payable on such dates each year as designated by the Board of Directors (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the Multiplier Number times the aggregate per share amount of all cash dividends or other distributions and the Multiplier Number times the aggregate per share amount of all non‑cash dividends or other distributions (other than (i) a dividend payable in shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. As used herein, the “Multiplier Number” shall be 1,000; provided that if, at any time after October 30, 2012, there shall be any change in the Common Stock, whether by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin- offs, liquidations or other similar changes in capitalization, or any distribution or issuance of shares of its capital stock in a merger, share exchange, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Board of Directors shall adjust the Multiplier Number to the extent appropriate such that following such adjustment each share of Series B Preferred Stock shall be in the same economic position as prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in Section 14.2(a) immediately after it declares a dividend or distribution on the Common Stock (other than as described in Sections 14.2(a)(i) and 14.2(a)(ii)).
(c) Dividends, to the extent payable as provided in Sections 14.2(a) and 14.2(b), shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date immediately preceding the date of issuance of such shares of Series B Preferred Stock, unless the date of issuance of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

Section 14.3.Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series B Preferred Stock shall have the following voting rights:
(a)Each share of Series B Preferred Stock shall entitle the holder thereof to a number of votes equal to the Multiplier Number on all matters submitted to a vote of stockholders of the Corporation.
(b)Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.
(c)The certificate of incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series B Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class.
(d)Except as otherwise expressly provided herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 14.4.Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 14.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series B Preferred Stock shall have been paid in full, the Corporation shall not:
(i)declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Preferred Stock;
(ii)declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii)redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding-up) to the Series B Preferred Stock; or
(iv)redeem, purchase or otherwise acquire for value any shares of Series B Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series B Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under Section 14.4(a), purchase or otherwise acquire such shares at such time and in such manner.

Section 14.5.Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by the Board of Directors as permitted by the certificate of incorporation of the Corporation or as otherwise permitted under Tennessee law.

Section 14.6.Liquidation, Dissolution and Winding-up. Upon any liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share equal to (x) the Multiplier Number times (y) the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

Section 14.7.Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share equal to (x) the Multiplier Number times (y) the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 14.8.No Redemption. The Series B Preferred Stock shall not be redeemable.

Section 14.9.Rank. The Series B Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding-up, unless the terms of such series shall specifically provide otherwise, and shall rank senior to the Common Stock as to such matters.

Section 14.10.Fractional Shares. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.”

III.

ADOPTION. The Amendment was duly adopted on October 24, 2012 by the board of directors of the Company without shareholder approval, as such was not required.

IV.

EFFECTIVE. The foregoing amendment will be effective upon filing the Articles of Amendment with the Secretary of State of the State of Tennessee.

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on this 30th day of October, 2012.

First Security Group, Inc.

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT B
AS SET FORTH IN THE PLAN, RIGHTS ISSUED OR TRANSFERRED TO, OR
BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING
PERSON (AS SUCH TERMS ARE DEFINED IN THE PLAN), WHETHER CURRENTLY
BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT
HOLDER, MAY BE NULL AND VOID.

SUMMARY OF TERMS
FIRST SECURITY GROUP, INC.
TAX BENEFITS PRESERVATION PLAN

Purpose
The purpose of the Tax Benefits Preservation Plan (“Plan”) described in this summary of terms is to help preserve the value of the deferred tax assets (“Tax Benefits”) of First Security Group, Inc. (the “Company”) for U.S. federal income tax purposes.

Form of Security
The Board of Directors has declared a dividend of one preferred stock purchase right for each outstanding share of the Company's common stock, payable to holders of record as of the Close of Business on November 12, 2012 (each a “Right” and collectively, the “Rights”).

Exercise
Prior to a Distribution Date[1], the Rights are not exercisable. After a Distribution Date, each right is exercisable to purchase, for $20.00 (the "Purchase Price"), one one-thousandth of a share of Series B Participating Preferred Stock, no par value, of the Company ("Preferred Stock").

Flip-In
If any person or group becomes a “5-percent shareholder” (an “Acquiring Person”) (subject to certain exceptions described in the Plan), then on a Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock of the Company equal to the quotient of (x) two times the Purchase Price divided by (y) the then current market price of the Company's Common Stock; provided that (i) none of the Company and certain affiliates of the Company shall be an Acquiring Person, (ii) none of certain existing “5-percent shareholders” (including certain persons who are “5-percent shareholders” following specified exchange offers with the Company) shall be an Acquiring Person unless and until any such “5-percent shareholder” increases its percentage stock ownership in the Company by more than one-tenth of one percentage point, (iii) none of certain other “grandfathered persons” (as described in the Plan) shall be an Acquiring Person so long as any such “grandfathered person” satisfies the applicable requirements set forth in the Plan, (iv) no person or group who or which the Board determines, in its sole discretion, has inadvertently become a “5-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”) shall be an Acquiring Person so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such person's (or such group's) percentage stock ownership in the Company is less than 5 percent (or, in the case of any person or group that has inadvertently failed to qualify as a “grandfathered person,” the securities of the Company that caused such person or group to fail to qualify as a “grandfathered person”) , (v) no person or group that has become a “5-percent shareholder” shall be an Acquiring Person if the Board in good faith determines that such person's or group's attainment of “5-percent shareholder” status has not jeopardized or endangered the Company's utilization of the Tax Benefits or is otherwise in the best interests of the Company; provided that such a person or group shall be an “Acquiring Person” if the Board makes a contrary determination in good faith, and (vi) an acquisition by a person or group of at least a majority of the Company's Common Stock made by that person or group as part of a “qualified offer” (as defined in the Plan) shall not result in any person or group becoming an Acquiring Person.

[1] Distribution Date means the earlier of:
- the 10th business day after public announcement that any person or group has become an Acquiring Person; and
     - the 10th business day after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person, subject to extension by the Board of Directors of the Company.

Exchange
At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company's Common Stock), the Board may elect to exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for one share of Common Stock (or, at the option of the Board, fractional shares of Preferred Stock with an aggregate current market price that equals the current market price of one share of Common Stock) per Right, subject to adjustment.

Redemption	The Board of Directors may, at its option, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.00001 per Right at any time prior to a Distribution Date.
Expiration
The Rights will expire on the earliest of (i) October 30, 2022, (ii) the time at which all Rights are redeemed or exchanged, (iii) the first day of a taxable year of the Company as to which the Board of Directors determines that no Tax Benefits may be carried forward, (iv) a date on which the Board of Directors determines that a limitation on the use of the Tax Benefits under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”), would no longer be material to the Company, provided that such date is prior to public disclosure that a person became an Acquiring Person, (v) the repeal or amendment of Section 382 or any successor statute, if the Board of Directors determines that the Plan is no longer necessary for the preservation of Tax Benefits, (vi) the final adjournment of the Company's 2013 annual meeting of stockholders if the approval of a majority of the stockholders voting at such meeting has not been received before such time, and (vii) the Close of Business on the date that is the final adjournment of the third annual meeting of stockholders following the last annual meeting of stockholders at which this Plan was most recently approved by a majority of stockholders voting at such meeting, unless the Plan is re-approved by a majority of the stockholders at such third annual meeting of stockholders.

Amendments
At any time on or prior to a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Plan without the approval of any holders of Rights.

After a Distribution Date, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend the Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause the Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable.

Shareholder Rights	Rights holders, in their capacity as such, have no rights as a shareholder of the Company, including the right to vote and to receive dividends.
Antidilution Provisions	The Plan includes antidilution provisions designed to prevent efforts to diminish the efficacy of the Rights.

A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Plan, as amended from time to time, the complete terms of which are hereby incorporated by reference.

EXHIBIT C
[FORM OF RIGHT CERTIFICATE]
No. R - [Number of] Rights
NOT EXERCISABLE AFTER OCTOBER 30, 2022 OR SUCH EARLIER DATE AS PROVIDED BY THE TAX BENEFITS PRESERVATION PLAN OR EARLIER IF THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS PLAN. AS SET FORTH IN THE RIGHTS PLAN, RIGHTS ISSUED TO, OR BENEFICIALLY OWNED BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.
RIGHT CERTIFICATE
FIRST SECURITY GROUP, INC.
This Right Certificate certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Tax Benefits Preservation Plan dated as of October 30, 2012 (the “Plan”) between First Security Group, Inc., a Tennessee corporation (the “Company”), and Registrar and Transfer Company (the “Rights Agent”)) to purchase from the Company, at any time after a Distribution Date and prior to the Expiration Date, one-one thousandths of a fully paid, nonassessable share of Series B Participating Preferred Stock (the “Preferred Stock”) of the Company at a purchase price of $20.00 per one one-thousandth of a share (the “Purchase Price”), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.
Terms used herein and not otherwise defined herein shall have the meanings given to them in the Plan.
The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of October 30, 2012, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Plan.
If the Rights evidenced by this Right Certificate are Beneficially Owned by an Acquiring Person after an Acquiring Person has become such, such Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights. If the Rights evidenced by this Right Certificate are beneficially owned by (a) a transferee of Rights Beneficially Owned by such Acquiring Person who (i) becomes a transferee after a Stock Acquisition Date or (ii) becomes a transferee prior to or concurrently with a Stock Acquisition Date and receives such Rights (A) with actual knowledge that the transferor is or was an Acquiring Person or (B) pursuant to either (I) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of these transfer restrictions, such Rights shall become null and void without any further action, and no holder hereof shall have any rights whatsoever with respect to such Rights.
This Right Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Plan.
At any time after a Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth below in the Plan, be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates

(with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose.
Subject to the provisions of the Plan, the Board of Directors of the Company may, at its option,
(a) at any time on or prior to a Distribution Date redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, as may be adjusted pursuant to the Plan; or
(b) at any time after a Distribution Date exchange all or part of the then outstanding Rights (which shall not include Rights that have become void pursuant to Section 6(e)) for shares of Common Stock at an exchange ratio of one share of Common Stock (or, at the option of the Board, fractional shares of Preferred Stock with an aggregate current market price that equals the current market price of one share of Common Stock)per Right, as may be adjusted pursuant to the Plan. If the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exchanged.
The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are multiples of one one-thousandth of a share of Preferred Stock) upon the exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are multiples of one one-thousandth of a share of Preferred Stock which may, at the election of the Company, be evidenced by depositary receipts). In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised an amount in cash equal to the same fraction of the current market price of one one-thousandth of a share of Preferred Stock. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.
No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company (including any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan), to receive dividends or subscription rights, or otherwise) until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Plan.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.
Dated as of ________, 20__

FIRST SECURITY GROUP, INC

By:
Name:
Title:

[SEAL]

Attest:
By:
Name:
Title:	Secretary

Countersigned:
REGISTRAR AND TRANSFER COMPANY
As Rights Agent
By:
Name:
Title:

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed if the registered holder desires to transfer the Right Certificate)
FOR VALUE RECEIVED ________________________________________________ hereby sells, assigns and transfers unto ________________________________________________ (Please print name and address of transferee)
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the within Right Certificate on the books of the within named Company, with full power of substitution.
Dated: __________, 20__

Signature

Medallion Signature Guaranteed:

___________________________________________________________________________________________

CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
(1) the Rights evidenced by this Right Certificate _____ are _____ are not Beneficially Owned by an Acquiring Person and _____ are _____ are not being assigned by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined in the Plan); and
(2) after due inquiry and to the best knowledge of the undersigned, it _____ did _____ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person.
Dated: __________, 20__

Signature

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE
(To be executed if the registered holder desires to exercise Rights represented by the Right Certificate)
To: First Security Group, Inc.
The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Right Certificate to purchase shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:
Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:
Please insert social security or other identifying number

(Please print name and address)

Dated: __________, 20__

Signature

Medallion Signature Guaranteed:

___________________________________________________________________________________________

CERTIFICATE
The undersigned hereby certifies by checking the appropriate boxes that:
(1) the Rights evidenced by this Right Certificate _____ are _____ are not Beneficially Owned by an Acquiring Person and _____ are _____ are not being assigned by or on behalf of a Person who is or was an Acquiring Person (as such terms are defined in the Plan); and
(2) after due inquiry and to the best knowledge of the undersigned, it _____ did _____ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person.
Dated: __________, 20__

Signature

The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

APPENDIX C

AMENDMENT
TO THE
CHARTER OF INCORPORATION
FOR
FIRST SECURITY GROUP, INC.

AMENDMENT. The Charter of Incorporation of the Corporation are hereby amended by the addition of a new Article XV, imposing certain restrictions on transfers of shares, which article shall read in its entirety as follows:

ARTICLE XV
RESTRICTIONS ON TRANSFERS OF SHARES

Section 15.1. Definitions. As used in this Article XV, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§ 1.382-2T, 1-383 and 1-384 shall include any successor provisions):

(a)    “5.0-percent Transaction” means any Transfer described in clause (a) or (b) of Section 15.2 of this Article XV.

(b)    “5.0-percent Stockholder” a Person who owns a Percentage Stock Ownership equal to or exceeding 5.0% of the Corporation's then-outstanding Stock, whether directly or indirectly, and including Stock such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the applicable Treasury Regulations and Internal Revenue Service guidance thereunder.

(c)    “Agent” has the meaning set forth in Section 15.5 of this Article XV.

(d)    “Board of Directors” or “Board” means the board of directors of the Corporation.

(e)    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(f)    “Corporation Security” or “Corporation Securities” means (i) any Stock, (ii) shares of Preferred Stock issued by the Corporation (other than Preferred Stock described in Section 1504(a)(4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation.

(g)    “Effective Date” means the date of filing of this Articles of Amendment to the Amended and Restated Charter of Incorporation of the Corporation with the Secretary of State of the State of Tennessee.

(h)    “Excess Securities” has the meaning given such term in Section 15.4 of this Article XV.

(i)    “Expiration Date” means the earlier of (i) the close of business on the date that is the third anniversary of the Effective Date, (ii)  the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article XV is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 15.12 of this Article XV.

(j)    “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision and other pertinent Internal Revenue Service guidance.

(k)    “Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

(l)    “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(m)    “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XV.

(n)    “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(o)    “Purported Transferee” has the meaning set forth in Section 15.4 of this Article XV.

(p)    “Securities” and “Security” each has the meaning set forth in Section 15.7 of this Article XV.

(q)    “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(r)    “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(s)    “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(t)    “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

(u)    “Transferee” means any Person to whom Corporation Securities are Transferred.

(v)    “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Section 15.2. Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article XV, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 5.0-percent Stockholder or (b) the Percentage Stock Ownership in the Corporation of any 5.0-percent Stockholder would be increased.

Section 15.3. Exceptions.

(a)    Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(b)    The restrictions set forth in Section 15.2 of this Article XV shall not apply to an attempted Transfer that is a 5.0-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 15.3 of Article XV, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the

Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article XV through duly authorized officers or agents of the Corporation. Nothing in this Section 15.3 of this Article XV shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 15.4. Excess Securities.

(a)    No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 15.5 of this Article XV or until an approval is obtained under Section 15.3 of this Article XV. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Section 15.4 or 15.5 of this Article XV shall also be a Prohibited Transfer.

(b)    The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article XV, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person's actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article XV as a condition to registering any transfer.

Section 15.5. Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm's-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 15.6 of this Article XV if the Agent rather than the Purported Transferee had resold the Excess Securities.

Section 15.6. Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee's sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 15.6 of Article XV. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 15.6 of Article XV inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

Section 15.7. Modification Of Remedies For Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Tennessee law (“Securities,” and individually, a “Security”) but which would cause a 5.0-percent Stockholder to violate a restriction on Transfers provided for in this Article XV, the application of Sections 15.5 and 15.6 of this Article XV shall be modified as described in this Section 15.7 of this Article XV. In such case, no such 5.0-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 5.0-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 5.0-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5.0-percent Stockholder, following such disposition, not to be in violation of this Article XV. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 15.5 and 15.6 of this Article XV, except that the maximum aggregate amount payable either to such 5.0-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 5.0-percent Stockholder or such other Person. The purpose of this Section 15.7 of Article XV is to extend the restrictions in Sections 15.2 and 15.5 of this Article XV to situations in which there is a 5.0-percent Transaction without a direct Transfer of Securities, and this Section 15.7 of Article XV, along with the other provisions of this Article XV, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

Section 15.8. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 15.5 of this Article XV (whether or not made within the time specified in Section 15.5 of this Article XV), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 15.8 of Article XV shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article XV being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 15.5 of this Article XV to constitute a waiver or loss of any right of the Corporation under this Article XV. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XV.

Section 15.9. Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this Article XV who knowingly violates the provisions of this Article XV and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation's ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.

Section 15.10. Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XV or the status of the Tax Benefits of the Corporation.

Section 15.11. Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of  shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article XV bear the following legend:

“THE CHARTER OF INCORPORATION (THE “CHARTER OF INCORPORATION”), OF THE CORPORATION CONTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE

CHARTER OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 5.0 PERCENT STOCKHOLDER (AS DEFINED IN THE CHARTER OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CHARTER OF INCORPORATION) TO THE CORPORATION'S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF TENNESSEE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION'S CHARTER OF INCORPORATION TO CAUSE THE 5.0 PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CHARTER OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 15.3 of this Article XV also bear a conspicuous legend referencing the applicable restrictions.

Section 15.12. Authority of Board of Directors.

(a)    The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article XV, including, without limitation, (i) the identification of 5.0-percent Stockholders, (ii) whether a Transfer is a 5.0-percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any 5.0-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 15.6 of this Article XV, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article XV. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article XV for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation's ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article XV.

(b)    Nothing contained in this Article XV shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XV, (iii) modify the definitions of any terms set forth in this Article XV or (iv) modify the terms of this Article XV as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c)    In the case of an ambiguity in the application of any of the provisions of this Article XV, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XV requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XV. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XV. The Board of Directors may delegate all or any portion of its duties and powers under this Article XV to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XV through duly authorized officers or agents of the Corporation. Nothing in this Article XV shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 15.13. Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation's legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XV. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

Section 15.14. Benefits of This Article XV. Nothing in this Article XV shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XV. This Article XV shall be for the sole and exclusive benefit of the Corporation and the Agent.

Section 15.15. Severability. The purpose of this Article XV is to facilitate the Corporation's ability to maintain or preserve its Tax Benefits. If any provision of this Article XV or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XV.

Section 15.16. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XV, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

REVOCABLE PROXY
FIRST SECURITY GROUP, INC.

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 24, 2013

The undersigned hereby appoints D. Michael Kramer and John R. Haddock, or either of them, each with full power of substitution, as Proxies to vote all shares of the $0.01 par value common stock of First Security Group, Inc. (“First Security”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held Wednesday, July 24, 2012, at 3:00 p.m., local time, at the Chattanoogan Hotel located at 1201 Broad Street, Chattanooga, Tennessee, and at any postponement or adjournment thereof.

The Proxies will vote on the proposals set forth in the notice of annual meeting and proxy statement as specified on this proxy and are authorized to vote at their discretion as to any other business which may come properly before the meeting. If a vote is not specified, the Proxies will vote for approval of the proposals.

The Board of Directors recommends a vote “FOR” the following proposals:

1.    Election of Directors. To elect Joseph D. Decosimo, Henchy R. Enden, William F. Grant, III, William C. Hall, Adam G. Hurwich, Carol H. Jackson, Kelly P. Kirkland, D. Michael Kramer, Robert R. Lane, and Larry D. Mauldin as directors, each to serve until First Security's 2014 Annual Meeting of Shareholders and until their successors are elected and qualified.

For _____            Withhold _____                For All Except _____

INSTRUCTION: To withhold authority to vote for any individual nominees, mark "For All Except" above and write such nominees' names in the space provided below.

______________________________________________________________________________________________________________________________________________________________________________________________________

2.    Advisory Vote on Executive Compensation. To adopt a non-binding resolution approving the compensation of First Security's executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

For _____            Against _____                Abstain _____

3.    Advisory Vote on Frequency of the Advisory Vote on Executive Compensation. To approve, on an advisory basis, the frequency of future say-on-pay votes.

One Year _____        Two Years _____        Three Years______    Abstain _____

4.    Amendment to the 2012 Equity Incentive Plan. To amend the First Security Group, Inc. 2012 Long-Term Incentive Plan by increasing the number of shares reserved for issuance.

For _____            Against _____                Abstain _____

5.    Approval of Tax Benefits Preservation Plan. To approve the Tax Benefits Preservation Plan designed to preserve certain tax benefits associated with First Security's net operating losses.

For _____            Against _____                Abstain _____

6.    Approval of Articles of Amendment. To approve an amendment to our Articles of Incorporation designed to preserve certain tax benefits associated with First Security's net operating losses.

For _____            Against _____                Abstain _____

7.    Reverse Stock Split. To approve an amendment to our Articles of Incorporation that would permit our Board of Directors to effect a one-for-ten (1-for-10) reverse stock split of our common stock.

For _____            Against _____                Abstain _____

8.    Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Crowe Horwath LLP, as the independent registered public accounting firm for First Security for the fiscal year ending December 31, 2013.

For _____            Against _____                Abstain _____

COMMON SHARES: __________
ACCOUNT NUMBER: _________

THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please be sure to sign and date this Proxy in the box below.

Date _____________________

Shareholder sign above            Co-holder (if any) sign above

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Detach above card, mark, sign, date and return in the envelope furnished.